Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

        This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 1, 2004, is made by and among Heartland Oil and Gas Corp., a corporation organized under the laws of the State of Nevada (the “Company”), and each of the purchasers (individually, a “Purchaser” and collectively the “Purchasers”) set forth on the execution pages hereof (each, an “Execution Page” and collectively the “Execution Pages”).

BACKGROUND

A.     The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

B.     Upon the terms and conditions stated in this Agreement, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase, the number of shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”) set forth on such Purchaser’s Execution Page, which Preferred Stock shall have the rights, preferences and privileges set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit A (the “Certificate of Designation”) The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Preferred Stock are referred to herein as the “Conversion Shares” The Preferred Stock and the Conversion Shares are collectively referenced herein as the “Securities” and each of them may individually be referred to herein as a “Security.”

C.     In connection with the Closing pursuant to this Agreement, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws. This Agreement, the Certificate of Designation, and the Registration Rights Agreement are collectively referred to herein as the “Transaction Documents.”

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers, intending to be legally bound, hereby agree as follows:

1.     PURCHASE AND SALE OF SECURITIES.

     (a)   Purchase and Sale of Securities. The purchase price (the “Purchase Price”) per share of Preferred Stock at the Closing shall be equal to One Dollar and Seventy Cents ($1.70).

     (b)   Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Sections 9 and 10 below, the date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing”) shall be at 12:00 noon Eastern Time on September ___, 2004 (the “Closing Date”) or such other time as may be mutually agreed upon by the Company and the Purchasers. The Closing shall occur at the offices of Drinker Biddle & Reath LLP at One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania 19103 or such other place as the Company and the Purchasers may mutually agree.

        On the Closing Date, subject to the satisfaction (or waiver) of the conditions set forth in Sections 9 and 10 below, the Company shall issue and sell to each Purchaser and each Purchaser shall purchase from the Company the number of shares of Preferred Stock identified as “Closing Shares” on the signature page hereto executed by such Purchaser.

     (c)   Form of Payment. On the Closing Date, each Purchaser shall pay the aggregate Purchase Price for the Preferred Stock being purchased by such Purchaser hereunder by wire transfer to the Company, in accordance with the Company’s wiring instructions below against delivery of the duly executed certificates representing the Preferred Stock being purchased by such Purchaser hereunder. The Company shall deliver such certificates upon receipt of such aggregate Purchase Price. Each Purchaser shall wire the funds to:

Bank: HSBC Account: Heartland Oil and Gas Corp. SWIFT CODE # MRMDUS 33 Routing 125007098 Account 446-00907-5

Account Manager: Lisa Dydasco Telephone: 206-233-8758 600 University Street 1 Union Square Suite 2323 Seattle, King, Washington 98101-4112

2.      DOCUMENTS REQUIRED FROM PURCHASER.

        The Purchaser must complete, sign and return to the Company:

     (a)   an executed copy of this Agreement;

     (b)   Prospective Investor Suitability Questionnaire in the form attached as Exhibit C (the “US Questionnaire”); and

     (c)   a British Columbia Accredited Investor Questionnaire in the form attached as Exhibit D (together with the US Questionnaire, the “Questionnaires”).

        The Purchaser shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities and applicable law.

3.     ACKNOWLEDGEMENT OF PURCHASER

        The Purchaser acknowledges and agrees that:

     (a)   none of the Securities have been registered under the 1933 Act, under any state securities or “blue sky” laws of any state of the United States and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with any applicable securities laws;

     (b)   except as provided for in the Registration Rights Agreement, the Purchaser acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

     (c)  by completing the Questionnaires, the Purchaser is representing and warranting that the Purchaser is an “Accredited Investor”, as the term is defined in Regulation D under the 1933 Act and in Multilateral Instrument 45-103 adopted by the British Columbia Securities Commission;

     (d)   the decision to execute this Agreement and purchase the Securities agreed to be purchased hereunder has been based upon written representations as to fact or otherwise made by or on behalf of the Company, and such decision is also based upon a review of information (the receipt of which is hereby acknowledged) which has been filed by the Company with the United States Securities and Exchange Commission (“SEC”) in compliance, or intended compliance, with applicable securities legislation, including, specifically, a review of the risk factors disclosed under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-QSB, as filed on August 13, 2004 (collectively, the “Public Record “);

     (e)   it will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser to the Company in connection therewith; provided that the amount of such indemnification shall be limited to the amount of the Purchase Price set forth in Section 1(a) hereof;

     (f)   it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it is solely responsible for compliance with applicable resale restrictions;

     (g)  the Securities are not listed on any stock exchange or subject to quotation except that currently certain market makers make market in the Securities of the Company on the National Association of Securities Dealers Inc.‘s OTC Bulletin Board (the “OTCBB”), and no representation has been made to the Purchaser that the Securities will become listed on any other stock exchange or subject to quotation on any other quotation system;

     (h)   no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

     (i)   there is no government or other insurance covering the Securities;

     (j)   there are risks associated with an investment in the Securities, as more fully described in certain information forming part of the Public Record;

     (k)  the Company has advised the Purchaser that the Company is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell the Securities through a person registered to sell securities under the Securities Act (British Columbia) (the “B.C. Act”) and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Purchaser;

     (l)  the Purchaser and the Purchaser’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

     (m)   the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Purchaser during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Purchaser, the Purchaser’s lawyer and/or advisor(s);

     (n)  in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Purchaser’s ability to resell the Securities under the B.C. Act and Multilateral Instrument 45-102 adopted by the British Columbia Securities Commission (“BCSC”);

     (o)   the Company will refuse to register any transfer of the Securities not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

     (p)   the statutory and regulatory basis for the exemption claimed for the offer Securities, although in technical compliance with Regulation D, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act;

     (q)   the Purchaser has been advised to consult the Purchaser’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

          (i)   any applicable laws of the jurisdiction in which the Purchaser is resident in connection with the distribution of the Securities hereunder, and

          (ii)   applicable resale restrictions; and

     (r)   this Agreement is not enforceable by the Purchaser unless it has been accepted by the Company.

4.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

        Each Purchaser hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

     (a)   if the Purchaser is an individual or other entity, the Purchaser has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Purchaser;

     (b)   if the Purchaser is a corporation or other entity, the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constituent documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

     (c)   the Purchaser has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser;

     (d)   the Purchaser has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company, and the Purchaser is providing evidence of such knowledge and experience in these matters through the information requested in the Questionnaires;

     (e)   all information contained in the Questionnaires is complete and accurate and may be relied upon by the Company;

     (f)   the Purchaser is resident in the jurisdiction set out under the heading “Name and Address of Purchaser” on the Purchaser’s Execution Page;

     (g)   the Purchaser is acquiring the Securities for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons, other than pursuant to an effective registration statement providing for the resale of the Securities or pursuant to an exemption from such registration requirements;

     (h)   the Purchaser is acquiring the Securities as principal for the Purchaser’s own account (except for the circumstances outlined in Section 4(j)), for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

     (i)   the Purchaser is not an underwriter of, or dealer in, the common shares of the Company, nor is the Purchaser participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

     (j)    if the Purchaser is acquiring the Securities as a fiduciary or agent for one or more investor accounts:

          (i)   the Purchaser has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account, and

          (ii)   the investor accounts for which the Purchaser acts as a fiduciary or agent satisfy the definition of an “Accredited Investor”, as the term is defined in Regulation D under the 1933 Act and in Multilateral Instrument 45-103 adopted by the BCSC; and

     (k)   no person has made to the Purchaser any written or oral representations:

        (i)   that any person will resell or repurchase any of the Securities;

        (ii)  that any person will refund the purchase price of any of the Securities;

        (iii)   as to the future price or value of any of the Securities; or

        (iv)   that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Company on the OTCBB.

        In this Agreement, the term “U.S. Person” shall have the meaning ascribed thereto in Regulation S and for the purpose of the Agreement includes any person in the United States.

5.     BRITISH COLUMBIA RESALE RESTRICTIONS.

    (a)   The Purchaser acknowledges that the Securities are subject to resale restrictions in British Columbia and may not be traded in British Columbia except as permitted by the B.C. Act and the rules made thereunder.

    (b)    Pursuant to Multilateral Instrument 45-102, as adopted by the BCSC, a subsequent trade in the Securities will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the B.C. Act) unless certain conditions are met, which conditions include a hold period (the “Canadian Hold Period”) that shall have elapsed from the date on which the Securities were issued to the Purchaser and, during the currency of the Canadian Hold Period, any certificate representing the Securities is to be imprinted with a restrictive legend (the “Canadian Legend”).

    (c)   By executing and delivering this Agreement, the Purchaser will have directed the Company not to include the Canadian Legend on any certificates representing the Securities to be issued to the Purchaser.

    (d)   As a consequence, the Purchaser will not be able to rely on the resale provisions of Multilateral Instrument 45-102, and any subsequent trade in the Securities during or after the Canadian Hold Period will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation.

6.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        Except as set forth in the Disclosure Schedule attached hereto as Exhibit E, the Company represents and warrants to each Purchaser as follows:

    (a)  Organization and Qualification. The Company and each of its direct and indirect subsidiaries (collectively, the “Subsidiaries”) is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify or be in good standing would have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any effect which, individually or in the aggregate with all other effects, reasonably would be expected to be materially adverse to (i) the Securities, (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents or (iii) the business, operations, properties, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

    (b)  Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents, to issue and sell the Preferred Stock in accordance with the terms hereof, to issue the Conversion Shares upon conversion of the Preferred Stock in accordance with the terms thereof; (ii) the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Stock and the issuance and reservation for issuance of the Conversion Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or any committee of the Board of Directors is required except for the approval of the shareholders of the Company for the creation of the Preferred Stock, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company of the other Transaction Documents, such Transaction Documents will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

    (c)  Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Stock) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares to be reserved for issuance upon conversion of the Preferred Stock is set forth in the Disclosure Schedule. All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such exercisable, exchangeable or convertible securities will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Common Shares) are subject to any liens or encumbrances. Except for the Securities and as set forth in the Disclosure Schedule, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, nor are any such issuances, contracts, commitments, understandings or arrangements contemplated; (iii) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem or otherwise acquire any security of the Company or any of its Subsidiaries; and (iv) the Company does not have any shareholder rights plan, “poison pill” or other anti-takeover plans or similar arrangements. There are no securities or instruments issued by the Company or any of its Subsidiaries that contain anti-dilution or similar provisions, and, except as and to the extent set forth thereon, the sale and issuance of the Securities will not trigger any anti-dilution adjustments to any such securities or instruments. The Company has furnished to each Purchaser true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (“Articles of Incorporation”), the Company’s Bylaws as in effect on the date hereof (the “Bylaws”). The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or any such Subsidiary.

    (d)   Issuance of Securities. The Securities will be duly authorized and, upon issuance in accordance with the terms of this Agreement, (i) will be validly issued, fully paid and non-assessable and free from all taxes, liens, claims and encumbrances, and (ii) will not impose personal liability on the holder thereof. The Conversion Shares are duly authorized and reserved for issuance, and, upon conversion of the Preferred Stock in accordance with the terms thereof, (x) will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances, (y) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person and (z) will not impose personal liability upon the holder thereof.

    (e)  No Conflicts; Consents. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Stock and the issuance and reservation for issuance of the Conversion Shares) will not (i) result in a violation of the Articles of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws, rules and regulations and rules and regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except, with respect to clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect). Except (w) as may be required under the Securities Act in connection with the performance of the Company’s obligations under the Registration Rights Agreement, (x) for the filing of a Form D with the SEC, or (y) as may be required for compliance with applicable state securities or “blue sky” laws, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency or other third party (including, without limitation, pursuant to any Material Contract (as defined in Section 6(g) below)) in order for it to execute, deliver or perform any of its obligations under this Agreement or any of the other Transaction Documents, other than the approval of its shareholders for the authorization of the Preferred Stock.

    (f)  Compliance. The Company is not in violation of its Articles of Incorporation, Bylaws or other organizational documents and no Subsidiary is in violation of any of its organizational documents. Neither the Company nor any of its Subsidiaries is in default (and no event has occurred that with notice or lapse of time or both would put the Company or any of its Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party (including, without limitation, the Material Contracts), except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted, and shall not be conducted so long as any Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate have not had and would not have a Material Adverse Effect. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign regulatory authorities that are material to the conduct of its business, and neither the Company nor any of its Subsidiaries has received any notice of proceeding relating to the revocation or modification of any such certificate, authorization or permit.

    (g)  SEC Documents, Financial Statements. Since July 1, 2004, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, the “SEC Documents”). The Company has delivered to each Purchaser true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the Select SEC Documents (as defined below), the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company. To the extent required by the rules and regulations of the SEC applicable thereto, the Select SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties or assets of the Company or any Subsidiary is subject (each, a “Material Contract”). Except as set forth in the Select SEC Documents, none of the Company, its Subsidiaries or, to the best knowledge of the Company, any of the other parties thereto is in breach or violation of any Material Contract, which breach or violation would have a Material Adverse Effect. For purposes of this Agreement, “Select SEC Documents” means the Company’s (A) Proxy Statement for its 2003 Annual Meeting, (B) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (the “2003 Annual Report”), (C) Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2003 and June 30, 2003, and (D) Current Reports on Form 8-K filed since January 1, 2004.

    (h)   Internal Accounting Controls. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-KSB or Quarterly Report on Form 10-QSB, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the 2003 Annual Report and the Company’s most recently filed Quarterly Report on Form 10-QSB (each such date, an “Evaluation Date”). The Company presented in the 2003 Annual Report and its most recently filed Quarterly Report on Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the respective Evaluation Date. Since the Evaluation Date for the 2003 Annual Report, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

    (i)   Absence of Certain Changes. Except as set forth in the Select SEC Documents, since December 31, 2003, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or receivership law, nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company or any of its Subsidiaries.

    (j)  Transactions With Affiliates. Except as set forth in the Select SEC Documents, none of the officers, directors, or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services solely in their capacity as officers, directors or employees), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director, or employee has an ownership interest of five percent or more or is an officer, director, trustee or partner.

    (k)  Absence of Litigation. Except as disclosed in the Select SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body (including, without limitation, the SEC) pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, any of its Subsidiaries, or any of their respective directors or officers in their capacities as such. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect.

    (l)  Intellectual Property. Each of the Company and its Subsidiaries owns or is duly licensed (and, in such event, has the unfettered right to grant sublicenses) to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business as now being conducted and as presently contemplated to be conducted in the future. To the knowledge of the Company and its Subsidiaries, neither the Company nor any Subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any third party Intangibles. Neither the Company nor any of its Subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles. Neither the Company nor any of its Subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company’s or its Subsidiaries’ ownership of or right to use its Intangibles and there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. No person is infringing on or violating the Intangibles owned or used by the Company or its Subsidiaries.

    (m)   Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

    (n)  Tax Status. Except as set forth in the Select SEC Documents, the Company and each of its Subsidiaries has made or filed all foreign, U.S. federal, state, provincial and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any foreign, federal, state, provincial or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

    (o)   Key Employees. Each of the Company’s directors and officers and any Key Employee (as defined below) is currently serving the Company in the capacity disclosed in the Select SEC Documents. No Key Employee is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters. No Key Employee has, to the knowledge of the Company and its Subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its Subsidiaries, nor is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services. For purposes of this Agreement “Key Employee” means the persons listed in the Disclosure Schedule and any individual who assumes or performs any of the duties of a Key Employee.

    (p)  Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any material union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, result in a Material Adverse Effect.

    (q)   Insurance. The Company and each of its Subsidiaries has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. No default or event has occurred that could give rise to a default under any such policy.

    (r)  Environmental Matters. There is no environmental litigation or other environmental proceeding pending or, to the knowledge of the Company or any of its Subsidiaries, threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any of its Subsidiaries or any partnership or joint venture currently or at any time affiliated with the Company or any of its Subsidiaries. No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by the Company or any of its Subsidiaries that may otherwise have a Material Adverse Effect. No Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or any of its Subsidiaries or by any partnership or joint venture currently or at any time affiliated with the Company or any of its Subsidiaries in violation of any applicable environmental laws. The environmental compliance programs of the Company and each of its Subsidiaries comply in all respects with all environmental laws, whether foreign, federal, state, provincial or local, currently in effect. For purposes of this Agreement, “Hazardous Substances” means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

    (s)   Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

    (t)  Listing. The Common Stock is currently quoted for trading on the OTCBB. The Company is not in violation of the listing requirements of the OTCBB does not reasonably anticipate that the Common Stock will be delisted by the OTCBB for the foreseeable future, and has not received any notice regarding the possible delisting of the Common Stock from the OTCBB.

    (u)    Anti-Takeover Provisions. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any and all Purchaser’s ownership of the Securities.

    (v)   Acknowledgment Regarding Each Purchaser’s Purchase of the Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and that no Purchaser is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 under the Securities Act (including any successor rule, “Rule 144”)) or (iii) a “beneficial owner” of more than 5% of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

    (w)   No General Solicitation or Integrated Offering. Neither the Company nor any distributor participating on the Company’s behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any “general solicitation” (as such term is defined in Regulation D) with respect to any of the Securities being offered hereby. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act, which result of such integration would require registration under the Securities Act, or any applicable stockholder approval provisions.

    (x)   Acknowledgment Regarding Securities. The number of Conversion Shares issuable upon conversion of the Preferred Stock may increase in certain circumstances. The Company’s directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Stock in accordance with the terms thereof is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders and the availability of remedies provided for in any of the Transaction Documents relating to a failure or refusal to issue Conversion Shares. Taking the foregoing into account, the Company’s Board of Directors has determined in its good faith business judgment that the issuance of the Preferred Stock hereunder and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

    (y)  Disclosure. All information relating to or concerning the Company and/or any of its Subsidiaries set forth in this Agreement or provided to the Purchasers pursuant to Section 3(d) hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company’s securities.

    (z)   No Brokers. The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby.

7.    COVENANTS.

    (a)  Best Efforts. The parties shall use their respective best efforts timely to satisfy each of the conditions described in Sections 9 and 10 of this Agreement.

    (b)   Form D; Blue Sky Laws. The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to each Purchaser pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date. Prior to the start of trading on the first trading day after the Closing Date, the Company shall file a Form 8-K with the SEC concerning this Agreement and the transactions contemplated hereby, which Form 8-K shall attach this Agreement and its Exhibits as exhibits to such Form 8-K (the “8-K Filing”). From and after the 8-K Filing, the Company hereby acknowledges that no Purchaser shall be in possession of any material nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the 8-K Filing without the express written consent of such Purchaser; provided, however, that a Purchaser that exercises its rights under Section 7(l) hereof shall be deemed to have given such express written consent. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the other Transaction Documents, a Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries or any of its or their respective officers, directors, employees or agents. No Purchaser shall have any liability to the Company, its Subsidiaries or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

    (c)  Reporting Status. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to meet the “registrant eligibility” requirements set forth in the general instructions to Form SB-2 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form SB-2 under the Securities Act.

    (d)   Use of Proceeds. The Company shall use the proceeds from the sale and issuance of the Preferred Stock for exploration and developmental drilling, general corporate purposes and working capital. Such proceeds shall not be used to (i) pay dividends; (ii) pay for any increase in executive compensation or make any loan or other advance to any officer, employee, shareholder, director or other affiliate of the Company, without the express approval of the Board of Directors acting in accordance with past practice; (iii) purchase debt or equity securities of any entity (including redeeming the Company’s own securities), except for (A) evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition, (B) certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $500,000,000, (C) the highest-rated commercial paper having a maturity of not more than one year from the date of acquisition, and (D) “Money Market” fund shares, or money market accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that the investments consist principally of the types of investments described in clauses (A), (B), or (C) above; or (iv) make any investment not directly related to the current business of the Company.

    (e)  Financial Information. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Securities, the Company shall send (via electronic transmission or otherwise) the following reports to each such Purchaser: (i) within ten days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB, its proxy statements and any Current Reports on Form 8-K; and (ii) within one day after release, copies of all press releases issued by the Company or any of its Subsidiaries.

    (f)  Reservation of Shares. The Company currently has authorized and reserved for the purpose of issuance 3,529,412 shares of Common Stock to provide for the full conversion of the Preferred Stock and issuance of the Conversion Shares in connection therewith, and as otherwise required by the Preferred Stock and the Registration Rights Agreement (collectively, the “Issuance Obligations”). In the event such number of shares becomes insufficient to satisfy the Issuance Obligations, the Company shall take all necessary action to authorize and reserve such additional shares of Common Stock necessary to satisfy the Issuance Obligations.

    (g)   Listing. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Securities, the Company shall maintain the listing of all Conversion Shares from time to time issuable upon conversion of the Preferred Stock on each national securities exchange, automated quotation system or electronic bulletin board on which shares of Common Stock are currently listed. The Company shall use its best efforts to continue the quotation of its Common Stock on the OTCBB and shall comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the “NASD”), such exchanges, or such electronic system, as applicable. The Company shall promptly provide to each Purchaser copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

    (h)  Corporate Existence. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Securities, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets, the Company shall ensure that the surviving or successor entity in such transaction (i) assumes the Company’s obligations under this Agreement and the other Transaction Documents and the agreements and instruments entered into in connection herewith and therewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all the Preferred Stock outstanding as of the date of such transaction; and (ii) except in the event of a merger, consolidation of the Company into any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company where the consideration consists solely of cash, the surviving or successor entity is a publicly traded corporation whose common stock is quoted for trading on the OTCBB.

    (i)  No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would cause this offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

    (j)  Legal Compliance. The Company shall conduct its business and the business of its Subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

    (k)  Information. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Securities, the Company shall furnish to each such Purchaser:

        (i)   concurrently with the filing with the SEC of its annual reports on Form 10-KSB, a certificate of the President, a Vice President or a senior financial officer of the Company stating that, based upon such examination or investigation and review of this Agreement as in the opinion of the signer is necessary to enable the signer to express an informed opinion with respect thereto, neither the Company nor any of its Subsidiaries is or has during such period been in default in the performance or observance of any of the terms, covenants or conditions hereof, or, if the Company or any of its Subsidiaries shall be or shall have been in default, specifying all such defaults, and the nature and period of existence thereof, and what action the Company or such Subsidiary has taken, is taking or proposes to take with respect thereto; and

        (ii)   the information the Company must deliver to any holder or to any prospective transferee of Securities in order to permit the sale or other transfer of such Securities pursuant to Rule 144A of the SEC or any similar rule then in effect.

    The Company shall keep at its principal executive office a true copy of this Agreement (as at the time in effect), and cause the same to be available for inspection at such office during normal business hours by any holder of Securities or any prospective transferee of Securities designated by a holder thereof.

    (l)  Inspection of Properties and Books. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Securities, each such Purchaser and its representatives and agents (collectively, the “Inspectors”) shall have the right, at such Purchaser’s expense, to visit and inspect any of the properties of the Company and of its Subsidiaries, to examine the books of account and records of the Company and of its Subsidiaries, to make or be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and of its Subsidiaries with, and to be advised as to the same by, its and their officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of the Company is present) all at such reasonable times and intervals and to such reasonable extent as the Purchasers may desire; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to such Purchaser) of any such information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement filed pursuant to the Registration Rights Agreement, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. Each Purchaser agrees that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential.

    (m)  Shareholders Rights Plan. No claim shall be made or enforced by the Company or any other person that any Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under this Agreement or any other Transaction Documents or under any other agreement between the Company and the Purchasers.

    (n)  Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by any Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company shall execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

    (o)   Variable Securities. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Securities, the Company shall not, without first obtaining the written approval of the holders of a majority of the [shares of Preferred Stock / aggregate principal face amount of the Notes] then outstanding (which approval may be given or withheld by such holders in their sole and absolute discretion), issue or sell any rights, warrants or options to subscribe for or purchase Common Stock, or any other securities directly or indirectly convertible into or exchangeable or exercisable for Common Stock, at an effective conversion, exchange or exercise price that varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price.

    (p)  Expenses. At the Closing, the Company shall pay to each Purchaser reimbursement for the out-of-pocket expenses reasonably incurred by such Purchaser, its affiliates and its or their advisors in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, each Purchaser’s and their respective affiliates’ and advisors’ reasonable due diligence and attorneys’ fees and expenses (the “Expenses”); provided, however, that each Purchaser shall be permitted, in its discretion, to deduct all of its Expenses from the Purchase Price payable by such Purchaser hereunder; and provided, further, that the aggregate amount of the Expenses payable to all Purchasers shall not exceed $25,000 (the “Expense Cap,” which Expense Cap shall be allocated among the Purchasers pro rata in accordance with their respective Purchase Price amounts) unless prior approval is obtained from the Company. In addition, from time to time thereafter, upon any Purchaser’s written request, the Company shall pay to such Purchaser such additional Expenses (not to exceed, in the aggregate for all Purchasers, the Expense Cap), if any, not covered by such payment, in each case to the extent reasonably incurred by such Purchaser, its affiliates or its or their advisors in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

8.     SECURITIES TRANSFER MATTERS.

    (a)     Conversion and Exercise. Upon conversion of the Preferred Stock by any person, (i) if the DTC Transfer Conditions (as defined below) are satisfied, the Company shall cause its transfer agent to electronically transmit all Conversion Shares by crediting the account of such person or its nominee with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system; or (ii) if the DTC Transfer Conditions are not satisfied, the Company shall issue and deliver, or instruct its transfer agent to issue and deliver, certificates (subject to the legend and other applicable provisions hereof and the Certificate of Designation), registered in the name of such person its nominee, physical certificates representing the Conversion Shares, as applicable. Even if the DTC Transfer Conditions are satisfied, any person effecting a conversion of Preferred Stock may instruct the Company to deliver to such person or its nominee physical certificates representing the Conversion Shares, as applicable, in lieu of delivering such shares by way of DTC Transfer. For purposes of this Agreement, “DTC Transfer Conditions” means that (A) the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer program and (B) the certificates for the Conversion Shares required to be delivered do not bear a legend and the person effecting such conversion or exercise is not then required to return such certificate for the placement of a legend thereon.

    (b)     Transfer or Resale. Each Purchaser understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless (A) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities; or (B) such Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (C) sold under and in compliance with Rule 144; or (D) sold or transferred to an affiliate of such Purchaser that agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 8(b) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the terms of the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations.

     (c)     Legends. Each Purchaser understands that the Preferred Stock and, until such time as the Conversion Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by such Purchaser under Rule 144, the certificates for the Conversion Shares may bear a restrictive legend in substantially the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.

        The Company shall, immediately prior to a registration statement covering the Securities (including, without limitation, the Registration Statement contemplated by the Registration Rights Agreement) being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time such registration statement is effective, the transfer agent shall issue, in connection with the issuance of the Conversion Shares, certificates representing such Conversion Shares without the restrictive legend above, provided such Conversion Shares are to be sold pursuant to the prospectus contained in such registration statement. Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the holders, that no further opinion of counsel is required at the time of transfer in order to issue such shares without such restrictive legend.

        The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder); (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or (iii) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to such Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and such Purchaser shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

    (d)     Transfer Agent Instruction. Upon compliance by any Purchaser with the provisions of this Section 8 with respect to the transfer of any Securities, the Company shall permit the transfer of such Securities and, in the case of the transfer of Conversion Shares, promptly instruct its transfer agent to issue one or more certificates (or effect a DTC Transfer) in such name and in such denominations as specified by such Purchaser. The Company shall not give any instructions to its transfer agent with respect to the Securities, other than any permissible or required instructions provided in this Section 8, and the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.

9.     CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

        The obligation of the Company hereunder to issue and sell the Preferred Stock to each Purchaser hereunder at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions as to such Purchaser, provided that such conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

    (a)     Execution of Transaction Documents. Each Purchaser shall have executed such Purchaser’s Execution Page to this Agreement, the Questionnaires and each other Transaction Document to which such Purchaser is a party and delivered the same to the Company.

    (b)     Payment of Purchase Price. Each Purchaser shall have delivered the full amount of such Purchaser’s Purchase Price to the Company by wire transfer in accordance with the Company’s wiring instructions in Section 1(c) hereof.

    (c)     Representations and Warranties True; Covenants Performed. The representations and warranties of each Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and such Purchaser shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

    (d)     No Legal Prohibition. No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

10.     CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE.

        The obligation of each Purchaser hereunder to purchase the Preferred Stock to be purchased by it at the Closing is subject to the satisfaction, at or before Closing Date, of each of the following conditions, provided that such conditions are for each Purchaser’s individual and sole benefit and may be waived by any Purchaser as to such Purchaser at any time in such Purchaser’s sole discretion:

    (a)     Execution of Transaction Documents. The Company shall have executed such Purchaser’s Execution Page to this Agreement and the Questionnaires and each other Transaction Document to which the Company is a party and delivered executed originals of the same to such Purchaser.

    (b)     Filing of Certificate of Designation. The Certificate of Designation shall have been filed and accepted for filing with the Secretary of State of the State of Nevada and a copy thereof certified by the Secretary of State of the State of Nevada shall have been delivered to such Purchaser.

    (c)     Delivery of Securities. The Company shall have delivered to such Purchaser duly executed certificates representing the Preferred Stock for the number of shares of Preferred Stock being purchased by such Purchaser (each in such denominations as such Purchaser shall request), registered in such Purchaser’s name.

     (d)     Listing. The Common Stock shall be authorized for quotation and listed on the OTCBB and trading in the Common Stock on the OTCBB shall not have been suspended by the SEC or the NASD.

    (e)     Representations and Warranties True ; Covenants Performed. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Closing Date to the foregoing effect and as to such other matters as may reasonably be requested by such Purchaser.

     (f)     No Legal Prohibition. No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of, any of the transactions contemplated by this Agreement.

     (g)     Legal Opinion. Such Purchaser shall have received an opinion of the Company’s counsel, dated as of the Closing Date, in the form attached hereto as Exhibit F.

    (h)     No Material Adverse Change. There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, since the date hereof, and no information that is materially adverse to the Company and of which such Purchaser is not currently aware shall come to the attention of such Purchaser.

    i)     Corporate Approvals. Such Purchaser shall have received a copy of resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, certified as such by the Secretary or Assistant Secretary of the Company, and such other documents they reasonably request in connection with the Closing.

11.     GOVERNING LAW; MISCELLANEOUS.

    (a)     Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in the State of Nevada. The Company and each Purchaser irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the State of Nevada, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Purchaser to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     (b)     Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Agreement.

    (c)     Construction. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

    (d)     Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

    (e)     Entire Agreement; Amendments. This Agreement and the other Transaction Documents (including any schedules and exhibits hereto and thereto) contain the entire understanding of the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement, and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser.

    (f)     Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as provided herein. The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party’s address:

(i)	If to the Company:

Heartland Oil and Gas Corp. 1925 – 200 Burrard Street Vancouver, British Columbia Canada V6C 3L6 Telephone: 604-693-0177 Facsimile: 604-638-3525 Attention: Richard Coglon

with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

Clark, Wilson Barristers and Solicitors 800 – 885 West Georgia Street Vancouver, British Columbia Canada V6C 3H1 Telephone: 604-687-5700 Facsimile: 604-687-6314 Attention: William Macdonald

(ii)	If to any Purchaser, to the address set forth under such Purchaser’s name on the Execution Page hereto executed by such Purchaser.

    (g)     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein, the Company shall not assign this Agreement or any rights or obligations hereunder. Any Purchaser may assign or transfer the Securities pursuant to the terms of this Agreement and of such Securities, or assign such Purchaser’s rights hereunder to any other person or entity.

    (h)     Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that Section 7(q)may be enforced by any Purchaser’s affiliates and its or their advisors to the extent the same is entitled to reimbursement of Expenses pursuant thereto.

    (i)     Survival. The representations and warranties of the Company and the Purchasers and the agreements and covenants set forth in Sections 3, 4, 5, 6, 7 and 8 hereof shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of any Purchaser. Moreover, none of the representations and warranties made by any other party herein shall act as a waiver of any rights or remedies any other party may have under applicable U.S. federal or state securities laws.

    (j)    Publicity. The Company and each Purchaser shall have the right to approve before issuance any press releases, SEC or, to the extent applicable, NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or SEC or, to the extent applicable, NASD filings with respect to such transactions as is required by applicable law and regulations (although the Purchasers shall be consulted by the Company in connection with any such press release and filing prior to its release and shall be provided with a copy thereof and must provide specific consent to the use of their name in connection therewith).

    (k)     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

    (l)     Indemnification. In consideration of each Purchaser’s execution and delivery of this Agreement and the other Transaction Documents and purchase of the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement and the other Transaction Documents, from and after the Closing, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement, collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance and sale of the Securities, (C) any disclosure made by such Purchaser pursuant to Section 7(b) or 7(l) hereof, or (D) the status of such Purchaser or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 11(l) shall be the same as those set forth in Section 7(c) of the Registration Rights Agreement. Notwithstanding the foregoing, the Company’s aggregate obligation to indemnify the Purchaser shall be limited to the amount of the Purchase Price received by the Company from the Purchaser, other than in respect of such liabilities arising from Section 6(w).

    (m)     Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or pursuant to any of the other Transaction Documents or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

    (n)     Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement and the other Transaction Documents. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

    (o)     Remedies. No provision of this Agreement or any other Transaction Document providing for any remedy to a Purchaser shall limit any other remedy which would otherwise be available to such Purchaser at law, in equity or otherwise. Nothing in this Agreement or any other Transaction Document shall limit any rights any Purchaser may have under any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 7 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 7 hereof), that each Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Securities, without the necessity of showing economic loss and without any bond or other security being required.

     (p)     Knowledge. As used in this Agreement, the term “knowledge” of any person or entity shall mean and include (i) actual knowledge and (ii) that knowledge which a reasonably prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto.

    (q)     Exculpation Among Purchasers; No “Group”. Each Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement and the other Transaction Documents, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other Purchaser, and that it is not acting in concert with any other Purchaser in making its purchase of securities hereunder or in monitoring its investment in the Company. The Purchasers and, to its knowledge, the Company agree that the Purchasers have not taken any actions that would deem such Purchasers to be members of a “group” for purposes of Section 13(d) of the Exchange Act, and the Purchasers have not agreed to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Company. Each Purchaser further acknowledges that BayStar Capital II, L.P. has retained Drinker Biddle & Reath LLP (“DB&R”) to act as its counsel in connection with the transactions contemplated by this Agreement and the other Transaction Documents and that DB&R has not acted as counsel for any of the other Purchasers in connection therewith and none of the other Purchasers have the status of a client of DB&R for conflict of interest or other purposes as a result thereof.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

        IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

HEARTLAND OIL AND GAS CORP.

By: ________________________________________

Name:

Title:

PURCHASER:

______________________________________
(Print or Type Name of Purchaser)

By: _____________________________________
Name:
Title:

RESIDENCE: ______________________________

ADDRESS: ________________________________

Telephone:______________________________
Facsimile:___________________________________________
Attention: _________________________________________

AGGREGATE SUBSCRIPTION AMOUNT:
Number of Closing Shares to be Purchased at the Closing:	__________
Total Closing Shares to be Purchased:	__________
Purchase Price ($______ per Closing Share) for the Closing:	$__________
Total Purchase Price:	$__________

EXHIBIT A

CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS

of

SERIES B CONVERTIBLE PREFERRED STOCK

of

HEARTLAND OIL AND GAS CORP.

(Pursuant to NRS 78.195 and 78.1955 of the
Nevada Revised Statutes)

Heartland Oil and Gas Corp., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies that the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), pursuant to authority of the Board of Directors under NRS 78.195 and 78.1955 of the Nevada Revised Statutes, and in accordance with the provisions of its Articles of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation’s previously authorized Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

I. DESIGNATION AND AMOUNT

The designation of this series, which consists of 3,529,412 shares of Preferred Stock, is the Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and the purchase price shall be One Dollar and Seventy Cents ($1.70) per share (the “Purchase Price”).

II. CERTAIN DEFINITIONS

For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the following meanings:

A.     “Business day” means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

B.     “Closing Sales Price” means, for any security as of any date, the last sales price of such security on the principal trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to the Majority Holders if Bloomberg Financial Markets is not then reporting closing sales prices of such security) (collectively, “Bloomberg”), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no such price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading day for such security, on the next preceding date which was a trading day. If the Closing Sales Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Sales Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Corporation.

C.     “Conversion Date” means, (i) for any Optional Conversion (as defined in Article IV.A below), the date specified in the notice of conversion in the form attached hereto (the “Notice of Conversion”), so long as a copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; provided, however, that if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the holder faxes or otherwise delivers the Notice of Conversion to the Corporation, and (ii) for a Mandatory Conversion (as defined in Article IV.A below), that date specified on the notice delivered to the holders of Series B Preferred Stock being converted pursuant to Article IV.C in the event that such Mandatory Conversion occurs.

D.     “Conversion Price” means $1.70 and shall be subject to adjustment as provided herein.

E.     “Default Cure Date” means, as applicable, (i) with respect to a Conversion Default described in clause (i) of Article VI.A, the date the Corporation effects the conversion of the full number of shares of Series B Preferred Stock, (ii) with respect to a Conversion Default described in clause (ii) of Article VI.A, the date the Corporation issues freely tradable shares of Common Stock in satisfaction of all conversions of Series B Preferred Stock in accordance with Article IV, or (iii) with respect to either type of a Conversion Default, the date on which the Corporation redeems shares of Series B Preferred Stock held by such holder pursuant to Article VI.A.

F.     “Issuance Date” means the date of the closing under the Securities Purchase Agreement by and among the Corporation and the purchasers named therein (the “Securities Purchase Agreement”), pursuant to which the Corporation issues, and such purchasers purchase, shares of Series B Preferred Stock upon the terms and conditions stated therein.

G.     “Majority Holders” means the holders of a majority of the then outstanding shares of Series B Preferred Stock.

H.     “Mandatory Redemption Date” means, for any Mandatory Redemption (as defined in Article VII.D below), that date specified on the notice delivered to the holders of the Series B Preferred Stock being redeemed pursuant to Article VII.D.

I.     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issuance Date, by and among the Corporation and the initial holders of Series B Preferred Stock.

J.     “trading day” means any day on which the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.

III. DIVIDENDS

        The Series B Preferred Stock will bear no dividends, and the holders of the Series B Preferred Stock shall not be entitled to receive dividends on the Series B Preferred Stock.

IV. CONVERSION

A.     Conversion at the Option of the Holder. Each holder of shares of Series B Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) any share of Series B Preferred Stock into one fully paid and nonassessable share of Common Stock by paying the Conversion Price for each share of Preferred Stock so converted.

B.     Mechanics of Conversion. In order to effect an Optional Conversion, a holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Secretary) and (y) surrender or cause to be surrendered the original certificates representing the Series B Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a holder, the Corporation shall promptly send, via facsimile, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation as provided above, or the holder notifies the Corporation that such Preferred Stock Certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Article XIV.B hereof.

    (i)        Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent) shall, no later than the later of (a) the second business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article XIV.B) (the “Delivery Period”), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock being converted and (y) a certificate representing the number of shares of Series B Preferred Stock not being converted, if any. Notwithstanding the foregoing, if the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend (pursuant to the terms of the Securities Purchase Agreement) and the holder thereof is not then required to return such certificate for the placement of a legend thereon (pursuant to the terms of the Securities Purchase Agreement), the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the holder physical certificates representing the Common Stock issuable upon conversion. Further, a holder may instruct the Corporation to deliver to the holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

    (ii)        Taxes. The Corporation shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series B Preferred Stock.

    (iii)        No Fractional Shares. If any conversion of Series B Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series B Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the ten day average Closing Sales Price of the Common Stock at such time, and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be the next lower whole number of shares. If the Corporation elects not to, or is unable to, make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

    (iv)        Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, and such dispute is not promptly resolved by discussion between the relevant holder and the Corporation, the Corporation shall submit the disputed calculations to an independent outside accountant via facsimile within three business days of receipt of the Notice of Conversion. The accountant, at the Corporation’s sole expense, shall promptly audit the calculations and notify the Corporation and the holder of the results no later than three business days from the date it receives the disputed calculations. The accountant’s calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

    (v)        Payment of Accrued Amounts. Upon conversion of any shares of Series B Preferred Stock, all amounts then accrued or payable on such shares under this Certificate of Designation or the Registration Rights Agreement through and including the Conversion Date shall be paid in cash by the Corporation.

C.     Conversion at the Option of the Corporation. Subject to the Required Conditions contained in Paragraph D of this Article VI, the Corporation may require each holder of shares of Series B Preferred Stock, at any time following (a) at least eighteen (18) months from the Issuance Date, and (b) the date that shares of the Corporation’s common stock have been trading at or above 200% of the Conversion Price (as the Conversion Price may be adjusted from time to time pursuant to Article X) for a period of ten consecutive trading days, to convert (a “Mandatory Conversion”) each of its shares of Series B Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the Conversion Price. In order to effect a Mandatory Conversion, the Corporation shall deliver written notice to the holders of the Series B Preferred Stock no more than thirty (30) days prior to and no less than ten (15) days prior to the Conversion Date stated in such notice. Thereafter, the Corporation and the holders of the Series B Preferred Stock shall follow the applicable conversion procedures set forth in Article IV.B (including the requirement that the holders deliver the Preferred Stock Certificates representing the Series B Preferred Stock being converted to the Corporation); provided, however, the holders of the Series B Preferred Stock shall not be required to deliver a Notice of Conversion to the Corporation. In the event the Corporation elects to convert only a portion of the outstanding shares of Series B Preferred Stock pursuant to this Article IV.C, the outstanding shares of Series B Preferred Stock shall be converted pro rata among the holders of the Series B Preferred Stock based upon their aggregate relative ownership of outstanding shares of Series B Preferred Stock as of the Conversion Date.

D.     The “Required Conditions” shall consist of the following:

    (i)        Each Registration Statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective by the Securities and Exchange Commission (it being understood that the Corporation shall comply with its obligations under Section 2(a) of the Registration Rights Agreement relating to the effectiveness of the Registration Statements) and shall have been kept effective pursuant to the Registration Rights Agreement;

    (ii)        No Redemption Event (as defined in Article VII below) shall have occurred without having been cured;

    (iii)        All amounts, if any, then accrued and payable under this Certificate of Designation or the Registration Rights Agreements shall have been paid.

V. RESERVATION OF SHARES OF COMMON STOCK

A.     Reserved Amount. On or prior to the Issuance Date, the Corporation shall reserve 3,529,412 shares of its authorized but unissued shares of Common Stock for issuance upon conversion of the Series B Preferred Stock, and, thereafter, the number of authorized but unissued shares of Common Stock so reserved (the “Reserved Amount”) shall at all times be sufficient to provide for the full conversion of all of the Series B Preferred Stock outstanding at the then current Conversion Price thereof. The Reserved Amount shall be allocated among the holders of Series B Preferred Stock as provided in Article XIV.C.

B.     Increases to Reserved Amount. If the Reserved Amount for any three consecutive trading days (the last of such three trading days being the “Authorization Trigger Date”) shall be less than one hundred percent (100%) of the number of shares of Common Stock issuable upon full conversion of the then outstanding shares of Series B Preferred Stock, the Corporation shall immediately notify the holders of Series B Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking stockholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to one hundred percent (100%) of the number of shares of Common Stock then issuable upon full conversion of all of the outstanding Series B Preferred Stock at the then current Conversion Price.

VI. FAILURE TO SATISFY CONVERSIONS

A.     Conversion Defaults. If, at any time, (i) a holder of shares of Series B Preferred Stock submits a Notice of Conversion and the Corporation fails for any reason to deliver, on or prior to the fifth business day following the expiration of the Delivery Period for such conversion, such number of shares of Common Stock to which such holder is entitled upon such conversion, or (ii) the Corporation provides written notice to any holder of Series B Preferred Stock (or makes a public announcement via press release) at any time of its intention not to issue shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (each of (i) and (ii) being a “Conversion Default”), then the holder may elect, at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Redemption Notice to the Corporation, to have all or any portion of such holder’s outstanding shares of Series B Preferred Stock redeemed by the Corporation for cash, at an amount per share equal to the Redemption Amount (as defined in Article VII.B). If the Corporation fails to redeem any of such shares within five business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Article VII.C.

B.     Buy-In Cure. Unless the Corporation has notified the applicable holder in writing prior to the delivery by such holder of a Notice of Conversion that the Corporation is unable to honor conversions, if (i) (a) the Corporation fails to promptly deliver during the Delivery Period shares of Common Stock to a holder upon a conversion of shares of Series B Preferred Stock or (b) there shall occur a Legend Removal Failure (as defined in Article VII.A(iii) below) and (ii) thereafter, such holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such holder of the unlegended shares of Common Stock (the “Sold Shares”) which such holder anticipated receiving upon such conversion (a “Buy-In”), the Corporation shall pay such holder, in addition to any other remedies available to the holder, the amount by which (x) such holder’s total purchase price (including brokerage commissions, if any) for the unlegended shares of Common Stock so purchased exceeds (y) the net proceeds received by such holder from the sale of the Sold Shares. For example, if a holder purchases unlegended shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Corporation will be required to pay the holder $1,000. A holder shall provide the Corporation written notification and supporting documentation indicating any amounts payable to such holder pursuant to this Article VI.B.

VII. REDEMPTION DUE TO CERTAIN EVENTS

A.     Redemption by Holder. In the event (each of the events described in clauses (i)-(viii) below after expiration of the applicable cure period (if any) being a “Redemption Event”):

    (i)        the Common Stock (including any of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market for an aggregate of ten or more trading days in any twelve month period;

    (ii)        the registration statement required to be filed by the Corporation pursuant to Section 2(a) of the Registration Rights Agreement has not been declared effective by the one hundred and twentieth (120th) day following the Issuance Date or such registration statement, after being declared effective, cannot be utilized by the holders of Series B Preferred Stock for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than 20 days (other than as permitted under the Registration Rights Agreement);

    (iii)        the Corporation fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series B Preferred Stock upon conversion of the Series B Preferred Stock as and when required by this Certificate of Designation, the Securities Purchase Agreement or the Registration Rights Agreement (a “Legend Removal Failure”), and any such failure continues uncured for five business days after the Corporation has been notified thereof in writing by the holder;

    (iv)        the Corporation provides written notice (or otherwise indicates) to any holder of Series B Preferred Stock, or states by way of public announcement distributed via a press release, at any time, of its intention not to issue, or otherwise refuses to issue, shares of Common Stock to any holder of Series B Preferred Stock upon conversion in accordance with the terms of this Certificate of Designation;

    (v)        the Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

    (vi)        bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation and if instituted against the Corporation or any subsidiary of the Corporation by a third party, shall not be dismissed within 60 days of their initiation;

    (vii)        the Corporation shall:

    (a)        sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Corporation);

    (b)        merge or consolidate with or into, or engage in any other business combination with, any other person or entity, in any case , which results in either (i) the holders of the voting securities of the Corporation immediately prior to such transaction holding or having the right to direct the voting of fifty percent (50%) or less of the total outstanding voting securities of the Corporation or such other surviving or acquiring person or entity immediately following such transaction or (ii) the members of the board of directors or other governing body of the Corporation comprising fifty percent (50%) or less of the members of the board of directors or other governing body of the Corporation or such other surviving or acquiring person or entity immediately following such transaction;

    (c)        either (i) fail to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness of the Corporation in excess of $250,000 due to any third party, other than payments contested by the Corporation in good faith, or otherwise be in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000 which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other default or event of default under any agreement binding the Corporation which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects or financial condition of the Corporation;

    (d)        have thirty-five percent (35%) or more of the voting power of its capital stock owned beneficially by one person, entity or “group” (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended); or

    (viii)        except with respect to matters covered by subparagraphs (i) – (vii) above, as to which such applicable subparagraphs shall apply, the Corporation otherwise shall breach any material term hereunder or under the Securities Purchase Agreement, the Registration Rights Agreement, including, without limitation, the representations and warranties contained therein (i.e., in the event of a material breach as of the date such representation and warranty was made) and if such breach is curable, shall fail to cure such breach within ten business days after the Corporation has been notified thereof in writing by the holder;

then, upon the occurrence of any such Redemption Event, each holder of shares of Series B Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a written notice to such effect (a “Redemption Notice”) to the Corporation while such Redemption Event continues, to require the Corporation to purchase for cash any or all of the then outstanding shares of Series B Preferred Stock held by such holder for an amount per share equal to the Redemption Amount (as defined in Paragraph B below) in effect at the time of the redemption hereunder. For the avoidance of doubt, the occurrence of any event described in clauses (i), (ii), (iv), (v), (vi) and (vii) above shall immediately constitute a Redemption Event and there shall be no cure period. Upon the Corporation’s receipt of any Redemption Notice hereunder (other than during the three trading day period following the Corporation’s delivery of a Redemption Announcement (as defined below) to all of the holders in response to the Corporation’s initial receipt of a Redemption Notice from a holder of Series B Preferred Stock), the Corporation shall immediately (and in any event within one business day following such receipt) deliver a written notice (a “Redemption Announcement”) to all holders of Series B Preferred Stock stating the date upon which the Corporation received such Redemption Notice and the amount of Series B Preferred Stock covered thereby. The Corporation shall not redeem any shares of Series B Preferred Stock during the three trading day period following the delivery of a required Redemption Announcement hereunder. At any time and from time to time during such three trading day period, each holder of Series B Preferred Stock may request (either orally or in writing) information from the Corporation with respect to the instant redemption (including, but not limited to, the aggregate number of shares of Series B Preferred Stock covered by Redemption Notices received by the Corporation) and the Corporation shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting holder.

B.     Definition of Redemption Amount. The “Redemption Amount” with respect to a share of Series B Preferred Stock means an amount equal to the greater of:

                  (i)          V        x        M
                              C P
         and      (ii)         V        x        R

where:

        “V” means the Purchase Price thereof ;

"CP" means the Conversion Price in effect on the date on which the Corporation receives the Redemption Notice;

        “M” means (i) with respect to all redemptions other than redemptions pursuant to subparagraph (a) or (b) of Article VII.A(vii) hereof, the highest Closing Sales Price of the Corporation’s Common Stock during the period beginning on the date on which the Corporation receives the Redemption Notice and ending on the date immediately preceding the date of payment of the Redemption Amount and (ii) with respect to redemptions pursuant to subparagraph (a) or (b) of Article VII.A(vii) hereof, the greater of (a) the amount determined pursuant to clause (i) of this definition or (b) the fair market value, as of the date on which the Corporation receives the Redemption Notice, of the consideration payable to the holder of a share of Common Stock pursuant to the transaction which triggers the redemption. For purposes of this definition, “fair market value” shall be determined by the mutual agreement of the Corporation and the Majority Holders, or if such agreement cannot be reached within five business days prior to the date of redemption, by an investment banking firm selected by the Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Corporation; and

        “R” means 112%.

C.     Redemption Defaults. If the Corporation fails to pay any holder the Redemption Amount with respect to any share of Series B Preferred Stock within five business days after its receipt of a Redemption Notice, then the holder of Series B Preferred Stock entitled to redemption shall be entitled to interest on the Redemption Amount in accordance with Article XV.E from the date on which the Corporation receives the Redemption Notice until the date of payment of the Redemption Amount hereunder. In the event the Corporation is not able to redeem all of the shares of Series B Preferred Stock subject to Redemption Notices delivered prior to the date upon which such redemption is to be effected, the Corporation shall redeem shares of Series B Preferred Stock from each holder pro rata, based on the total number of shares of Series B Preferred Stock outstanding at the time of redemption included by such holder in all Redemption Notices delivered prior to the date upon which such redemption is to be effected relative to the total number of shares of Series B Preferred Stock outstanding at the time of redemption included in all of the Redemption Notices delivered prior to the date upon which such redemption is to be effected.

D. Mandatory Redemption.

    (i)        Subject to the Required Conditions contained in Paragraph D of Article VI above, at any point following the Issuance Date, the Company may redeem each share of Series B Preferred Stock issued and outstanding at such date (a “Mandatory Redemption”) at the Mandatory Redemption Price (as defined in Paragraph E below) per share so redeemed. In order to effect a Mandatory Redemption, the Corporation shall deliver written notice to the holders of the Series B Preferred Stock no more than forty-five (45) days prior to and no less than twenty (20) days prior to the Mandatory Redemption Date stated in such notice. In the event the Corporation elects to redeem only a portion of the outstanding shares of Series B Preferred Stock pursuant to this Article VII.D, the outstanding shares of Series B Preferred Stock shall be redeemed pro rata among the holders of the Series B Preferred Stock based upon their aggregate relative ownership of outstanding shares of Series B Preferred Stock as of the Conversion Date.

    (ii)        Notwithstanding the delivery of written notice of a Mandatory Redemption, a holder of Series B Preferred Stock may convert such shares of Series B Preferred Stock subject to such notice by the delivery prior to the date set forth in such notice on which the Corporation intends to redeem such shares of a Notice of Conversion to the Company or its transfer agent pursuant to the procedures set forth in Article IV.B.

    (iii)        The Corporation may not deliver to a holder of Series B Preferred Stock a written notice of a Mandatory Redemption unless on or prior to the date of delivery of such notice, the Corporation shall have segregated on the books and records of the Corporation an amount of cash sufficient to pay all amounts to which the holders of Series B Preferred Stock are entitled upon such redemption pursuant to this Article D. Any notice of a Mandatory Redemption delivered shall be irrevocable and shall be accompanied by a statement executed by a duly authorized officer of the Corporation.

    (iv)        The redemption amount payable under this Paragraph D shall be paid to the holders of the Series B Preferred Stock being redeemed within five (5) business days of the redemption date specified in the written notice of Mandatory Redemption; provided, however, that the Corporation shall not be obligated to deliver any portion of such redemption amount until either the certificates evidencing the Series B Preferred Stock being redeemed are delivered to the office of the Corporation or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and delivers the documentation in accordance with Article XIV.B hereof. Notwithstanding anything herein to the contrary, in the event that the certificates evidencing the Series B Preferred Stock being redeemed are not delivered to the Corporation prior to the third business day following the redemption date specified in the notice of Mandatory Redemption, the redemption of the Series B Preferred Stock pursuant to this Article VII.D shall still be deemed effective as of the redemption date specified in the written notice of Mandatory Redemption and the applicable redemption amount shall be paid to the holder of Series B Preferred Stock being redeemed within five (5) business days of the date the certificates evidencing the Series B Preferred Stock being redeemed are actually delivered to the Corporation or the holder otherwise complies with Article XIV.B hereof.

E.     Mandatory Redemption Price. The Mandatory Redemption Price shall be as follows:

    (i)        For any Mandatory Redemption that occurs after the Issuance Date and up to but not including 12 months thereafter, 112% of the Conversion Price.

    (ii)        For any Mandatory Redemption that occurs 12 months after the Issuance Date and up to but not including 24 months thereafter, 124% of the Conversion Price.

    (iii)        For any Mandatory Redemption that occurs on or after 24 months following the Issuance Date, 136% of the Conversion Price.

VIII. RANK

All shares of the Series B Preferred Stock shall rank (i) prior to the Corporation’s Common Stock and any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the Majority Holders obtained in accordance with Article XII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series B Preferred Stock) (collectively with the Common Stock, “Junior Securities”); (ii) pari passu with any class or series of capital stock of the Corporation hereafter created (with the written consent of the Majority Holders obtained in accordance with Article XII hereof) specifically ranking, by its terms, on parity with the Series B Preferred Stock (the “Pari Passu Securities”); and (iii) junior to any class or series of capital stock of the Corporation hereafter created (with the written consent of the Majority Holders obtained in accordance with Article XII hereof) specifically ranking, by its terms, senior to the Series B Preferred Stock (collectively, the “Senior Securities”), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

IX. LIQUIDATION PREFERENCE

A.     Priority in Liquidation. In the event that the Corporation shall liquidate, dissolve or wind up its affairs (but not including any event described in Article VII.A(vii)(a) and (b)) (a “Liquidation Event”), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities pursuant to the rights, preferences and privileges thereof) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series B Preferred Stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series B Preferred Stock and holders of Pari Passu Securities, if any, shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities, if any, shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares. [If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of Senior Securities, if any, the holders of the Series B Preferred Stock and the holders of Pari Passu Securities, if any, shall be sufficient to permit the payment to such holders of the preferential amounts payable thereon, then after such payment shall be made in full to the holders of Senior Securities, if any, the holders of the Series B Preferred Stock and the holders of Pari Passu Securities, if any, the remaining assets and funds available for distribution shall be distributed to the holders of any Junior Securities entitled to a liquidation preference in payment of the aggregate liquidation preference of all such holders. After such payment shall be made in full to the holders of any Junior Securities entitled to a liquidation preference, the remaining assets and funds available for distribution shall be distributed ratably among the holders of shares of Series B Preferred Stock, the holders of any other class or series of Preferred Stock entitled to participate with the Common Stock in a liquidating distribution and the holders of the Common Stock, with the holders of shares of Preferred Stock deemed to hold the number of shares of Common Stock into which such shares of Preferred Stock are then convertible.]

B.     Definition of Liquidation Preference. The “Liquidation Preference” with respect to a share of Series B Preferred Stock means the greater of (i) an amount equal to the Purchase Price thereof, and (ii) the amount that would be distributed in such Liquidation Event on the number of shares of Common Stock into which a share of Series B Preferred Stock could be converted immediately prior to such Liquidation Event, assuming all shares of Series B Preferred Stock were so converted. The Liquidation Preference with respect to any Pari Passu Securities, if any, shall be as set forth in the Certificate of Designation filed in respect thereof.

X. ADJUSTMENTS TO THE CONVERSION PRICE

The Conversion Price shall be subject to adjustment from time to time as follows:

A.     Stock Splits, Stock Dividends, Etc. If, at any time on or after the Issuance Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, reclassification or other similar event, the Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation’s transfer agent of such change on or before the effective date thereof.

B.     Merger, Consolidation, Etc. If, at any time after the Issuance Date, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange or other transaction pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) — (iv) above being a “Corporate Change”), then the holders of Series B Preferred Stock shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion had such Corporate Change not taken place, and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the Majority Holders) shall be made with respect to the rights and interests of the holders of the Series B Preferred Stock to the end that the economic value of the shares of Series B Preferred Stock are in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Corporation, an immediate adjustment of the Conversion Price so that the Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity’s common stock that existed between the Conversion Price and the value of the Corporation’s Common Stock immediately prior to such Corporate Change) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any Corporate Change unless (i) each holder of Series B Preferred Stock has received written notice of such transaction at least 45 days prior thereto, but in no event later than 15 days prior to the record date for the determination of stockholders entitled to vote with respect thereto, and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument (in form and substance reasonable satisfactory to the Majority Holders) the obligations of this Certificate of Designation. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series B Preferred Stock outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

C.     Distributions. If, at any time after the Issuance Date, the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the holders of Series B Preferred Stock shall be entitled, upon any conversion of shares of Series B Preferred Stock after the date of record for determining stockholders entitled to such Distribution (or if no such record is taken, the date on which such Distribution is declared or made), to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution (or if no such record is taken, the date on which such Distribution is declared or made).

D.     Convertible Securities and Purchase Rights. If, at any time after the Issuance Date, the Corporation issues any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock (“Convertible Securities”) or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities (“Purchase Rights”) pro rata to the record holders of the Common Stock, whether or not such Convertible Securities or Purchase Rights are immediately convertible, exercisable or exchangeable, then the holders of Series B Preferred Stock shall be entitled, upon any conversion of shares of Series B Preferred Stock after the date of record for determining stockholders entitled to receive such Convertible Securities or Purchase Rights (or if no such record is taken, the date on which such Convertible Securities or Purchase Rights are issued), to receive the aggregate number of Convertible Securities or Purchase Rights which such holder would have received with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to receive such Convertible Securities or Purchase Rights (or if no such record is taken, the date on which such Convertible Securities or Purchase Rights were issued). If the right to exercise or convert any such Convertible Securities or Purchase Rights would expire in accordance with their terms prior to the conversion of the Series B Preferred Stock, then the terms of such Convertible Securities or Purchase Rights shall provide that such exercise or convertibility right shall remain in effect until 30 days after the date the holder of Series B Preferred Stock receives such Convertible Securities or Purchase Rights pursuant to the conversion hereof.

E.     Other Action Affecting Conversion Price. If, at any time after the Issuance Date, the Corporation takes any action affecting the Common Stock that would be covered by Article X.A through D, but for the manner in which such action is taken or structured, which would in any way diminish the value of the Series B Preferred Stock, then the Conversion Price shall be adjusted in such manner as the Board of Directors of the Corporation shall in good faith determine to be equitable under the circumstances.

F.     Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article X amounting to a more than one percent (1%) change in such Conversion Price, or any change in the number or type of stock, securities and/or other property issuable upon conversion of the Series B Preferred Stock, the Corporation, at its expense, shall promptly compute such adjustment or readjustment or change and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment or change and showing in detail the facts upon which such adjustment or readjustment or change is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment or change, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series B Preferred Stock.

XI. VOTING RIGHTS

The holders of the Series B Preferred Stock shall have no voting power whatsoever, except as otherwise provided by the Nevada General Corporation Law (the “NGCL”), in this Article XI and in Article XII below.

Notwithstanding the above, the Corporation shall provide each holder of Series B Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). If the Corporation takes a record of its stockholders for the purpose of determining stockholders entitled to (i) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (ii) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder of Series B Preferred Stock, at least 15 days prior to the record date specified therein (or 45 days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

To the extent that under the NGCL the vote of the holders of the Series B Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Series B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Majority Holders (except as otherwise may be required under the NGCL) shall constitute the approval of such action by the class. To the extent that under the NGCL holders of the Series B Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated.

XII. PROTECTION PROVISIONS

So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by the NGCL) of the Majority Holders:

    (i)        alter or change the rights, preferences or privileges of the Series B Preferred Stock, or increase the authorized number of shares of Series B Preferred Stock;

    (ii)        alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series B Preferred Stock;

    (iii)        create or issue any Senior Securities or Pari Passu Securities;

    (iv)        issue any shares of Series B Preferred Stock other than pursuant to the Securities Purchase Agreement;

    (v)        redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any Junior Securities;

    (vi)        increase the par value of the Common Stock;

    (vii)        issue any debt securities or incur any indebtedness that would have any preferences over the Series B Preferred Stock upon liquidation of the Corporation, or redeem, repurchase, prepay or otherwise acquire any outstanding debt securities or indebtedness of the Corporation, except as expressly required by the terms of such securities or indebtedness; provided, however, this Paragraph (vii) shall not apply to any financing with any lender where (x) the interest rate, per annum, applicable to such financing is no greater than the highest rate of interest published as the “Prime Rate” in the “Money Rates” section of the Wall Street Journal from time to time (or, in the event such rate of interest is no longer reported in the Wall Street Journal, any other commercially reasonable method of determining such rate of interest as is satisfactory to the Majority Holders), plus 5%, and (y) the facility fees, up-front fees, commitment fees, set up fees or other similar fees applicable to such financing are no more than, in the aggregate, 1.5% of the total principal amount available to be borrowed pursuant to such financing, so long as neither type of financing in (A) or (B) above involves any equity component;

    (viii)        enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions; or

    (ix)        cause or authorize any subsidiary of the Corporation to engage in any of the foregoing actions.

Notwithstanding the foregoing, no change pursuant to this Article XII shall be effective to the extent that, by its terms, it applies to less than all of the holders of shares of Series B Preferred Stock then outstanding.

XIII. PARTICIPATION RIGHT

A.     Participation Right. Subject to the terms and conditions specified in this Article XIII, [until the second anniversary of the Issuance Date,] the holders of shares of Series B Preferred Stock shall have a right to participate with respect to the issuance or possible issuance of any equity or equity-linked securities or debt which is convertible into equity or in which there is an equity component (as the case may be, “Additional Securities”) on the same terms and conditions as offered by the Corporation to the other purchasers of such Additional Securities. Each time the Corporation proposes to offer any Additional Securities, the Corporation shall make an offering of such Additional Securities to each holder of shares of Series B Preferred Stock in accordance with the following provisions:

    (i)        The Corporation shall deliver a notice (the “Issuance Notice”) to the holders of shares of Series B Preferred Stock stating (a) its bona fide intention to offer such Additional Securities, (b) the number of such Additional Securities to be offered, (c) the price and terms, if any, upon which it proposes to offer such Additional Securities, and (d) the anticipated closing date of the sale of such Additional Securities.

    (ii)        By written notification received by the Corporation, within 10 business days after giving of the Issuance Notice, any holder of shares of Series B Preferred Stock may elect to purchase or obtain, at the price and on the terms specified in the Issuance Notice up to that number of such Additional Securities which equals such holder’s Pro Rata Amount (as defined below). The “Pro Rata Amount” for any given holder of shares of Series B Preferred Stock shall equal that portion of the Additional Securities that the Corporation proposes to offer which equals the proportion that the number of shares of Common Stock that such holder owns or has the right to acquire bears to the total number of shares of Common Stock then outstanding (assuming in each case the full conversion, exercise or exchange of all Convertible Securities and Purchase Rights then outstanding); provided, however, that in the event that any such holder exercises its right to pay the consideration for the Additional Securities purchasable hereunder with shares of Series B Preferred Stock (as provided in Paragraph B below), then such holder’s Pro Rata Amount shall be increased (but not decreased) to the extent necessary to equal (x) such number of shares of Common Stock (if the Additional Securities being issued are Common Stock) or (y) that number of Additional Securities as are convertible into or exercisable or exchangeable for such number of shares of Common Stock (if the Additional Securities being issued are Convertible Securities or Purchase Rights), as is obtained by dividing (a) the Redemption Amount attributable to such holder’s shares of Series B Preferred Stock being redeemed by (b) (i) the price per share at which such Common Stock is being issued (if the Additional Securities being issued are Common Stock) or (ii) the conversion, exercise or exchange price at which such Additional Securities are convertible into or exercisable or exchangeable for shares of Common Stock (if the Additional Securities being issued are Convertible Securities or Purchase Rights), and in such event the Corporation shall be obligated to sell such number of Additional Securities to each such holder, even if the aggregate Pro Rata Amount for all such holders exceeds the aggregate amount of Additional Securities that the Corporation had initially proposed to offer. The Corporation shall promptly, in writing, inform each holder of shares of Series B Preferred Stock which elects to purchase all of the Additional Shares available to it (“Fully-Exercising Holder”) of any other holder’s failure to do likewise. During the five-day period commencing after such information is given, each Fully-Exercising Holder shall be entitled to obtain that portion of the Additional Securities for which the holders of shares of Series B Preferred Stock were entitled to subscribe but which were not subscribed for by such holders which is equal to the proportion that the number of shares of Series B Preferred Stock held by such Fully-Exercising Holder bears to the total number of shares of Series B Preferred Stock held by all Fully-Exercising Holders who wish to purchase any of the unsubscribed shares.

    (iii)        If all Additional Securities which the holders of shares of Series B Preferred Stock are entitled to obtain pursuant to subparagraph (ii) of this Article XIII.A are not elected to be obtained as provided in such subparagraph, the Corporation may offer the remaining unsubscribed portion of such Additional Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Issuance Notice.

    (iv)        The participation right set forth in this Article XIII may not be assigned or transferred, except that such right is assignable by each holder of shares of Series B Preferred Stock to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act of 1933, as amended, controlling, controlled by or under common control with, any such holder.

B.     Consideration for Additional Securities. In the event that any holder of shares of Series B Preferred Stock exercises its participation right under this Article XIII, such holder shall be entitled to use the shares of Series B Preferred Stock then held by such holder as the consideration for the purchase of its allocated portion of Additional Securities pursuant to this Article XIII, with the shares of Series B Preferred Stock being valued at the Redemption Amount for such purpose; provided, however, that for the purposes of this Paragraph B, the Redemption Amount shall be calculated as of the day of such purchase and no Redemption Notice shall be required.

XIV. LIMITATIONS ON CERTAIN CONVERSIONS

The conversion of shares of Series B Preferred Stock and transfers of shares of Series B Preferred Stock shall be subject to the following limitation: In no event shall a holder of shares of Series B Preferred Stock of the Corporation have the right to convert shares of Series B Preferred Stock into shares of Common Stock or to dispose of any shares of Series B Preferred Stock to the extent that right to effect such conversion or disposition would result in the holder and its affiliates together beneficially owning more than 4.99% of the outstanding shares of Common Stock. For purposes of this Article XIV, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The restriction contained in this Article XIV may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and the Majority Holders shall approve, in writing, such alteration, amendment, deletion or change.

XV. MISCELLANEOUS

A.     Cancellation of Series B Preferred Stock. If any shares of Series B Preferred Stock are converted pursuant to Article IV or redeemed or repurchased by the Corporation, the shares so converted or redeemed shall be canceled, shall return to the status of authorized, but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series B Preferred Stock.

B.     Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series B Preferred Stock.

C.     Reserved Amount. The initial Reserved Amount shall be allocated pro rata among the holders of Series B Preferred Stock based on the number of shares of Series B Preferred Stock issued to each such holder. Each increase to the Reserved Amount shall be allocated pro rata among the holders of Series B Preferred Stock based on the number of shares of Series B Preferred Stock held by each holder at the time of the increase in the Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder’s shares of Series B Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Series B Preferred Stock shall be allocated to the remaining holders of shares of Series B Preferred Stock, pro rata based on the number of shares of Series B Preferred Stock then held by such holders.

D.     Quarterly Statements of Available Shares. For each calendar quarter beginning in the quarter in which the initial registration statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement is declared effective and thereafter for so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall deliver (or cause its transfer agent to deliver) to each holder a written report notifying the holders of any occurrence that prohibits the Corporation from issuing Common Stock upon any conversion. The report shall also specify (i) the total number of shares of Series B Preferred Stock outstanding as of the end of such quarter, (ii) the total number of shares of Common Stock issued upon all conversions of Series B Preferred Stock prior to the end of such quarter, (iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Series B Preferred Stock as of the end of such quarter and (iv) the total number of shares of Common Stock which may thereafter be issued by the Corporation upon conversion of the Series B Preferred Stock before the Corporation would exceed the Cap Amount and the Reserved Amount. The Corporation (or its transfer agent) shall use its best efforts to deliver the report for each quarter to each holder prior to the tenth day of the calendar month following the quarter to which such report relates. In addition, the Corporation (or its transfer agent) shall provide, as promptly as practicable following delivery to the Corporation of a written request by any holder, any of the information enumerated in clauses (i) — (iv) of this Paragraph D as of the date of such request.

E.     Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a holder under this Certificate of Designation (upon redemption or otherwise), such cash payment shall be made to the holder within five business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made and any supporting documentation reasonably requested by the Corporation to substantiate the holder’s claim to such cash payment or the amount thereof. If such payment is not delivered within such five business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of eighteen percent (18%) and the highest interest rate permitted by applicable law until such amount is paid in full to the holder.

F.     Status as Stockholder. Upon submission of a Notice of Conversion by a holder of Series B Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such holder’s allocated portion of the Reserved Amount or Cap Amount) shall be deemed converted into shares of Common Stock and (ii) the holder’s rights as a holder of such converted shares of Series B Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the sixth business day after the expiration of the Delivery Period with respect to a conversion of Series B Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation within five business days after the expiration of such six business day period after expiration of the Delivery Period) the holder shall regain the rights of a holder of Series B Preferred Stock with respect to such unconverted shares of Series B Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares to the holder. In all cases, the holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series B Preferred Stock.

G.     Remedies Cumulative. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series B Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the holders of Series B Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

H.     Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series B Preferred Stock granted hereunder may be waived as to all shares of Series B Preferred Stock (and the holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by applicable law, in which case the written consent of the holders of not less than such higher percentage of shares of Series B Preferred Stock shall be required.

I.     Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications are (i) if to the Corporation to Heartland Oil and Gas Corp., 1360 – 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Telephone: (604) 693-0177, Facsimile: (604) 638-3525, Attention: Richard Coglon, and (ii) if to any holder to the address set forth under such holder’s name on the execution page to the Securities Purchase Agreement, or such other address as may be designated in writing hereafter, in the same manner, by such person.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this ___ day of _____________, 2004.

HEARTLAND OIL AND GAS CORP.

By:
Name: Richard Coglon
Title: President

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Series B Preferred Stock)

The undersigned hereby irrevocably elects to convert ____________ shares of Series B Preferred Stock (the “Conversion”), represented by Stock Certificate No(s). ___________ (the “Preferred Stock Certificates”), into shares of common stock (“Common Stock”) of HEARTLAND OIL AND GAS CORP. (the “Corporation”) according to the conditions of the Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock (the “Certificate of Designation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. Each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

Except as may be provided below, the Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System (“DTC Transfer”).

In the event of partial exercise, please reissue a new stock certificate for the number of shares of Series B Preferred Stock which shall not have been converted.

The undersigned acknowledges and agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series B Preferred Stock have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

[ ]	In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

Date of Conversion:

Applicable Conversion Price:

Signature:

Name:

Address:

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of _____________ ___, 2004, is made by and among Heartland Oil and Gas Corp., a corporation organized under the laws of the State of Nevada (the “Company”), and the undersigned (together with their affiliates, the “Initial Investors”).

BACKGROUND

    A.        In connection with that certain Securities Purchase Agreement of even date herewith by and among the Company and the Initial Investors (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investors shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), that are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in the Certificate of Designation, Rights and Preferences with respect to such Preferred Stock (the “Certificate of Designation”). The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Preferred Stock are referred to herein as the “Conversion Shares”.

    B.        To induce the Initial Investors to execute and deliver the Securities Purchase Agreement, and to consummate the transactions contemplated thereby, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investors, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS.

    (a)        As used in this Agreement, the following terms shall have the following meanings:

    (i)        “Investor” means the Initial Investors and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Section 10 hereof.

    (ii)        “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

    (iii)        “Registrable Securities” means (a) the Conversion Shares, and (b) any shares of capital stock issued or issuable, from time to time, as a distribution on or in exchange for or otherwise with respect to any of the foregoing (including the Preferred Stock), whether as default payments, on account of anti-dilution or other adjustments or otherwise.

    (iv)        “Registration Statement” means a registration statement of the Company under the Securities Act.

    (b)        Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

2. REGISTRATION.

      Registration Procedures and Other Matters.

    (a)        The Company shall:

    (i)        as soon as possible but in any event not later than the 60th day after the issuance of the Preferred Stock (or, if such day is a Saturday, Sunday or holiday, then by the next succeeding business day), file a Registration Statement on Form SB-2 (or, if Form SB-2 is not then available, on such form of registration statement as is then available to effect a registration of the Conversion Shares) to enable the resale of the Conversion Shares by the Investors from time to time;

    (ii)        use commercially reasonable efforts to cause a Registration Statement to be declared effective by the SEC as soon as possible, but in any event not later than the earlier of (a) the 120th day following the issuance of the Preferred Stock, and (b) the fifth trading day following the date on which the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments;

    (iii)        use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the “Prospectus”) as may be necessary to keep the Registration Statement continuously current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to the Conversion Shares purchased hereunder from the date it is first declared effective until the earlier of (A), the date on which the Investor may sell all Conversion Shares then held by the Investor pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (B) the public sale of all of the Conversion Shares (such period, the “Effectiveness Period”);

    (iv)        if (A) the Registration Statement is not filed on or prior to the date of filing required pursuant to Section 2(a)(i), (B) the Registration Statement is not declared effective on or prior to the date required by Section 2(a)(ii), or (C) after the date first declared effective by the SEC and prior to the expiration of the Effectiveness Period, the Registration Statement ceases to be effective and available to each Investor as to its Conversion Shares without being succeeded within 20 trading days by an effective amendment thereto or by a subsequent Registration Statement filed with and declared effective by the SEC, (any such failure being referred to as an “Event” and the date of such failure being the “Event Date”), then, in addition to any other rights available to the Investor under this Agreement or applicable law: (w) on the failure by the Company to comply with the Event required pursuant to Section 2(a)(i) the Company shall pay to the Investor an amount in cash, as liquidated damages and not as a penalty, equal to one percent of the Purchase Price paid by the Investor and on each monthly anniversary of such Event Date (if the Event has not been cured by such date) until the applicable Event is cured, the Company shall pay to the Investor a further amount in cash, as liquidated damages and not as a penalty, equal to one percent of the Purchase Price paid by the Investor; (x) on the failure by the Company to comply with the Event required pursuant to Section 2(a)(ii) or the occurrence of the Event set forth in Section 2(a)(iv)(C) and on each monthly anniversary of such Event Dates (if the Event has not been cured by such date) until the applicable Event is cured, an amount shall accrue and be payable by the Company to the Investor, as liquidated damages and not as a penalty, equal to one percent of the Purchase Price paid by the Investor; (y) provided however that if the foregoing Events set forth in (x) is cured by the Company within 90 days of the applicable Event Date, all liquidated damages that have accrued and are due and owing by the Company to the Investor shall be payable in Preferred Stock (to be registered in accordance with the terms of this Agreement), as liquidated damages and not as a penalty; and (z) if an Event is not cured within 90 days of the applicable Event Date, all liquidated damages that have accrued and are owed and continue to accrue to the Investor shall be paid in cash, and any liquidated damages that accrue after one year from the issuance of the Preferred Stock shall not exceed six percent of the Purchase Price paid by the Investor. The liquidated damages pursuant to the terms hereof shall apply on a pro rata basis for any portion of a month prior to the cure of an Event;

    (b)        Piggy-Back Registrations. If, at any time after the issuance of the Preferred Stock and prior to the expiration of the Registration Period (as defined in Section 3(a) below) the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Investor written notice of such filing, and if, within 15 days after the date of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit; provided, however, that (i) the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not contractually entitled to pro rata inclusion with the Registrable Securities, (ii) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities and the holders of other securities having the contractual right to inclusion of their securities in such Registration Statement by reason of demand registration rights, in proportion to the number of Registrable Securities or other securities, as applicable, sought to be included by each such Investor or other holder, and (iii) no such reduction shall reduce the amount of Registrable Securities included in the registration below twenty-five (25%) of the total amount of securities included in such registration. No right to registration of Registrable Securities under this Section 2(b) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(b) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

    (c)        Eligibility for Form SB-2. The Company represents and warrants that it meets the requirements for the use of Form SB-2 for registration of the sale by the Initial Investors and any other Investor of the Registrable Securities and the Company shall file all reports and statements required to be filed by the Company with the SEC in a timely manner so as to thereafter maintain such eligibility for the use of Form SB-2.

3. OBLIGATIONS OF THE COMPANY.

        In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

    (a)        The Company shall respond promptly to any and all comments made by the staff of the SEC to any Registration Statement required to be filed hereunder, and shall submit to the SEC, before the close of business on the business day immediately following the business day on which the Company learns (either by telephone or in writing) that no review of such Registration Statement will be made by the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date as soon as practicable. The Company shall keep such Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all of the Registrable Securities may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act or any successor provision (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) (A) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and (B) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. The financial statements of the Company included in any such Registration Statement or incorporated by reference therein (x) shall comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto, (y) shall be prepared in accordance with U.S. generally accepted accounting principles, consistently applied during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed on summary statements) and (z) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end adjustments).

    (b)        The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement required to be filed hereunder and the prospectus used in connection with any such Registration Statement as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and (ii) during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by any such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is, for any three (3) consecutive trading days (the last of such three (3) trading days being the “Registration Trigger Date”), insufficient to cover 125% of the Registrable Securities then issued or issuable upon conversion of the Preferred Stock (without giving effect to any limitations on conversion contained in the Certificate of Designation), the Company shall provide each Investor written notice of such Registration Trigger Date within three business days thereafter and shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover 125% of the Registrable Securities issued or issuable upon conversion of the Preferred Stock (without giving effect to any limitations on conversion contained in the Certificate of Designation) as of the Registration Trigger Date, in each case, as soon as practicable, but in any event within 15 days after the Registration Trigger Date. The Company shall cause such amendment(s) and/or new Registration Statement(s) to become effective as soon as practicable following the filing thereof.

    (c)        The Company shall furnish to each Investor whose Registrable Securities are included in a Registration Statement and such Investor’s legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, as applicable, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement required to be filed pursuant to Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of the Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion thereof that contains information for which the Company has sought confidential treatment), (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, all amendments and supplements thereto and all such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

    (d)        The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by any Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as each Investor who holds Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause the Company undue expense or burden, or (E) make any change in its Certificate of Incorporation or Bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

    (e)        As promptly as practicable after becoming aware of such event, the Company shall (i) notify each Investor by telephone and facsimile of the happening of any event, as a result of which the prospectus included in any Registration Statement that includes Registrable Securities, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

    (f)        The Company shall use its best efforts (i) to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement that includes Registrable Securities, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing such Registration Statement), and (ii) to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request).

    (g)        The Company shall permit a single firm of counsel designated by the Initial Investors to review any Registration Statement required to be filed hereunder and all amendments and supplements thereto a reasonable period of time prior to its filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

    (h)        The Company shall make generally available to its security holders as soon as practicable, but in no event later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement. The Company will be deemed to have complied with its obligations under this Section 3(h) upon the Company’s filing, on an appropriate form, the appropriate report of the Company as required by the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Exchange Act”).

    (i)        The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement that includes such Investor’s Registrable Securities, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) such Investor consents to the form and content of any such disclosure. The Company shall, upon learning that disclosure of any information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and cooperate with the Investor, at the Investor’s expense, in taking appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

    (j)        The Company shall use its best efforts to promptly cause all of the Registrable Securities covered by any Registration Statement to be listed or designated for quotation on the SmallCap Market, the National Market, the NYSE, the AMEX or any other national securities exchange or automated quotation system and on each additional national securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any, if the listing or quotation of such Registrable Securities is then permitted under the rules of such exchange or automated quotation system, and in any event, without limiting the generality of the foregoing, to arrange for or maintain at least two market makers to register with the National Association of Securities Dealers, Inc. (the “NASD”) as such with respect to the Registrable Securities.

    (k)        The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement required to be filed pursuant to Section 2(a) hereof.

    (l)        The Company shall cooperate with any Investor who holds Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to any Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, and registered in such names, as such Investor or the managing underwriter or underwriters, if any, may reasonably request. Without limiting the generality of the foregoing, within three business days after any Registration Statement that includes Registrable Securities is declared effective by the SEC, the Company shall cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to any Investor whose Registrable Securities are included in such Registration Statement), an opinion of such counsel in the form attached hereto as Exhibit A.

    (m)        At the request of any Investor, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement required to be filed hereunder and the prospectus used in connection with such Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

    (n)        The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act and the rules and regulations thereunder promulgated by the SEC.)

    (o)        From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities which are not Registrable Securities in the Registration Statement required to be filed pursuant to Section 2(a) or 3(b) hereof without the consent of the holders of a majority in interest of the Registrable Securities.

    (p)        The Company shall make available for inspection by (i) each Investor, (ii) any underwriter participating in any disposition pursuant to any Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector to enable such Inspector to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (C) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Nothing herein shall be deemed to limit any Investor’s ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

    (q)        In the case of an underwritten public offering, at the request of any Investor, the Company shall furnish, on the date of effectiveness of the Registration Statement (i) an opinion, dated as of such date, from counsel representing the Company addressed to any such Investor and in form, scope and substance as is customarily given in an underwritten public offering and (ii) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and any such Investor.

4. OBLIGATIONS OF THE INVESTORS.

        In connection with the registration of the Registrable Securities, each Investor shall have the following obligations:

    (a)        It shall be a condition precedent to the obligations of the Company to effect the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five trading days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor.

    (b)        Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement required to be filed hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

    (c)        Upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(e), 3(f) or 5(a) with respect to any Registration Statement including Registrable Securities, each Investor shall immediately discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Sections 3(e), 3(f) and 5(a), as applicable, and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor’s possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing or anything to the contrary in this Agreement, but subject to compliance with applicable laws, the Company shall cause the transfer agent for the Registrable Securities to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Preferred Stock in connection with any sale of Registrable Securities with respect to which any such Investor has entered into a contract for sale prior to receipt of such notice and for which any such Investor has not yet settled.

    (d)        No Investor may participate in any underwritten distribution hereunder unless such Investor (i) agrees to sell such Investor’s Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 6 below, and (iv) complies with all applicable laws in connection therewith. Notwithstanding anything in this Section 4(d) to the contrary, this Section 4(d) is not intended to limit any Investor’s rights under Sections 2(a) or 3(b) hereof.

5. DELAY PERIODS; SUSPENSION OF SALES.

    (a)        Delay Period. If, at any time prior to the expiration of the Registration Period, the Company’s Board of Directors determines, in its reasonable good faith judgment, that the disposition of Registrable Securities would require the premature disclosure of material non-public information which may reasonably be expected to have an adverse effect on the Company, then the Company shall not be required to maintain the effectiveness of or amend or supplement the Registration Statement for a period (a “Disclosure Delay Period”) expiring upon the earlier to occur of (i) the date on which such material information is disclosed to the public or ceases to be material or (ii) subject to Section 5(b) hereof, up to ten trading days after the date on which the Company provides a notice to the Investors under Section 3(e) hereof stating that the failure to disclose such non-public information causes the prospectus included in the Registration Statement, as then in effect, to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (each, a “Disclosure Delay Period Notice”). For the avoidance of doubt, in no event shall a Disclosure Delay Period exceed ten trading days.

    (b)        The Company shall give prompt written notice, in the manner prescribed by Section 12(b) hereof, to the Investors of each Disclosure Delay Period, which notice shall, if practicable, estimate the duration of such Disclosure Delay Period. Each Investor shall, upon receipt of a Disclosure Delay Period Notice prior to such Investor’s disposition of all of its Registrable Securities, forthwith discontinue the disposition of such Registrable Securities pursuant to the Registration Statement, and will not deliver any prospectus forming a part thereof in connection with any sale of such Registrable Securities until the expiration of such Disclosure Delay Period. In addition, the provisions of Section 2(b) hereof shall not apply to the Disclosure Delay Periods. Notwithstanding anything in this Section 5 to the contrary, the Company shall not deliver more than two Disclosure Delay Period Notices in any one year period and there shall not be more than an aggregate of 15 calendar days in any 90 calendar day period during which the Company is in a Disclosure Delay Period.

6. EXPENSES OF REGISTRATION.

        All expenses incurred by the Company or the Investors in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 above (including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the fees and disbursements of one counsel selected by the Investors, and any underwriting discounts and commissions) shall be borne by the Company. In addition, the Company shall pay each Investor’s costs and expenses (including legal fees) incurred in connection with the enforcement of the rights of such Investor hereunder.

7. INDEMNIFICATION.

        In the event any Registrable Securities are included in a Registration Statement under this Agreement:

    (a)        To the extent permitted by law, the Company shall indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, and (ii) the directors, officers, partners, members, employees and agents of each such Investor and each person, if any, who controls each such Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Investor Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (A) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law (including, without limitation, any state securities law), rule or regulation relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (A) through (C), collectively, “Violations”). Subject to the restrictions set forth in Section 7(c) with respect to the number of legal counsel, the Company shall reimburse each Investor and each other Investor Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a): (x) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (z) with respect to any preliminary prospectus, shall not inure to the benefit of any Investor Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Investor Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Investor Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 10 hereof.

    (b)        In connection with any Registration Statement in which an Investor is participating, (i) each such Investor shall, severally and not jointly, indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 7(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (each, a “Company Indemnified Person”), against any Claims to which any of them may become subject insofar as such Claims arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and (ii) subject to the restrictions set forth in Section 7(c), such Investor shall reimburse the Company Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnification obligations contained in this Section 7(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; and provided, further, that the Investor shall be liable under this Agreement (including this Section 7(b) and Section 8) for only that amount as does not exceed the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 10 hereof. Notwithstanding anything to the contrary contained herein, the indemnification obligations contained in this Section 7(b) with respect to any preliminary prospectus shall not inure to the benefit of any Company Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

    (c)        Promptly after receipt by any party entitled to indemnification under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the indemnified party; provided, however, that such indemnifying party shall not be entitled to assume such defense and an indemnified party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the indemnified party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such indemnified party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party that are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the indemnified parties, and such legal counsel shall be selected by Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates (if the parties entitled to indemnification hereunder are Investor Indemnified Persons) or by the Company (if the parties entitled to indemnification hereunder are Company Indemnified Persons). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 7, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

8. CONTRIBUTION.

        To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party shall make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the Violation giving rise to the applicable Claim; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 7, (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

9. REPORTS UNDER THE EXCHANGE ACT.

        With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

    (a)        file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

    (b)        furnish to each Investor so long as such Investor holds Preferred Stock or Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit such Investor to sell such securities under Rule 144 without registration.

10. ASSIGNMENT OF REGISTRATION RIGHTS.

        The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by each Investor to any transferee of all or any portion of the Preferred Stock or the Registrable Securities if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (b) the Company is furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (e) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, the Certificate of Designation, as applicable. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Securities Purchase Agreement or the Certificate of Designation, the Securities (as defined in the Securities Purchase Agreement) may be pledged, and all rights of the Investor under this Agreement or any other agreement or document related to the transactions contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with an Investor’s margin or brokerage account.

11. AMENDMENT OF REGISTRATION RIGHTS.

        Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, each of the Initial Investors (to the extent such Initial Investor or its affiliates still owns Preferred Stock or Registrable Securities) and the Investor(s) who hold a majority in interest of the Registrable Securities or, in the case of a waiver, with the written consent of the party charged with the enforcement of any such provision; provided, however, that (a) no amendment hereto which restricts the ability of an Investor to elect not to participate in an underwritten offering shall be effective against any Investor which does not consent in writing to such amendment; (b) no consideration shall be paid to an Investor by the Company in connection with an amendment hereto unless each Investor similarly affected by such amendment receives a pro rata amount of consideration from the Company; and (c) unless an Investor otherwise agrees, each amendment hereto must similarly affect each Investor. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Investor and the Company.

12. MISCELLANEOUS.

    (a)        A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

    (b)        Any notices required or permitted to be given under the terms of this Agreement shall be in writing and sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as provided herein. The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party’s address:

    (i)        If to the Company:

Heartland Oil and Gas Corp. 1925 – 200 Burrard Street Vancouver, British Columbia Canada V6C 3L6 Telephone: 604-693-0177 Facsimile: 604-638-3525 Attention: Richard Coglon

with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

Clark, Wilson, Barristers and Solicitors 800 – 885 West Georgia Street Vancouver, British Columbia Canada V6C 3H1 Telephone: 604-687-5700 Facsimile: 604-687-6314 Attention: William Macdonald

    (ii)        If to any Investor, to such address as such Investor shall have provided in writing to the Company.

    (c)        Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

    (d)        This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in the State of Nevada. The Company irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the State of Nevada in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding in such forum. Nothing herein shall affect any Investor’s right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

    (e)        This Agreement and the other Transaction Documents (including any schedules and exhibits hereto and thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

    (f)        Subject to the requirements of Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

    (g)        The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    (h)        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

    (i)        Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

    (j)        Unless other expressly provided herein, all consents, approvals and other determinations to be made by the Investors pursuant to this Agreement shall be made by the Investors holding a majority in interest of the Registrable Securities (determined as if all Preferred Stock then outstanding had been converted into or exercised for Registrable Securities) held by all Investors.

    (k)        The initial number of Registrable Securities included on any Registration Statement filed pursuant to Section 2(a), and each increase to the number of Registrable Securities included thereon, shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time of such establishment or increase, as the case may be. In the event an Investor shall sell or otherwise transfer any of such holder’s Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Investors, pro rata based on the number of shares of Registrable Securities then held by such Investors. For the avoidance of doubt, the number of Registrable Securities held by any Investor shall be determined as if all Preferred Stock then outstanding were converted into or exercised for Registrable Securities.

    (l)        Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

    (m)        For purposes of this Agreement, the term “business day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close, and the term “trading day” means any day on which the SmallCap or National Market or, if the Common Stock is not then traded on the SmallCap or National Market, the principal national securities exchange, automated quotation system or other trading market where the Common Stock is then listed, quoted or traded, is open for trading.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

        IN WITNESS WHEREOF, the undersigned Initial Investor and the Company have caused this Agreement to be duly executed as of the date first above written.

HEARTLAND OIL AND GAS CORP.

By: _____________________________________

Name:

Title:

INITIAL INVESTOR:

_________________________________________
(Print or Type Name of Purchaser)

By:______________________________________
Name:
Title:

EXHIBIT A

[Date]

[Transfer Agent]

RE: HEARTLAND OIL AND GAS CORP.

Ladies and Gentlemen:

We are counsel to Heartland Oil and Gas Corp., a corporation organized under the laws of the State of Nevada (the “Company”), and we understand that [Name of Investor] (the “Holder”) has purchased from the Company shares of Series B Convertible Preferred Stock that are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Pursuant to a Registration Rights Agreement, dated as of [_____________ ___, ____], by and among the Company and the signatories thereto (the “Registration Rights Agreement”), the Company agreed with the Holder, among other things, to register the Registrable Securities (as that term is defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”), upon the terms provided in the Registration Rights Agreement. In connection with the Company’s obligations under the Registration Rights Agreement, on [_____________ ___, ____], the Company filed a Registration Statement on Form S-___ (File No. 333- _____________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder. The Registration Statement was declared effective by the SEC on _____________, ____.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered into an order declaring the Registration Statement effective under the Securities Act at [time of effectiveness] on [date of effectiveness], and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC.

Based on the foregoing, we are of the opinion that the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

Very truly yours,

[NAME OF COUNSEL]

cc: [Name of Investor]

EXHIBIT C

U.S. SECURITIES LAW QUESTIONNAIRE

        All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement.

    1.        The Purchaser covenants, represents and warrants to the Company that:

    (a)        the Purchaser is a U.S. Person;

    (b)        the Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in the Subscription Agreement and it is able to bear the economic risk of loss arising from such transactions;

    (c)        the Purchaser is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons; provided, however, that the Purchaser may sell or otherwise dispose of any of the Securities pursuant to registration thereof pursuant to the Securities Act of 1933 (the “1933 Act”) and any applicable State securities laws unless an exemption from such registration requirements is available or registration is not required pursuant to Regulation S under the 1933 Act or registration is otherwise not required under the 1933 Act;

    (d)        the Purchaser satisfies one or more of the categories indicated below (please check the appropriate box):

___ Category 1 An organization described in Section 501(c)(3) of the United

States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000;

___ Category 2 A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000;

___ Category 3 A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

___ Category 4 A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

___ Category 5 A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

___ Category 6 A director or executive officer of the Company;

___ Category 7 A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act; or

___ Category 8 An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories; and

    (e)        the Purchaser is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

    2.        The Purchaser acknowledges and agrees that:

    (a)        if the Purchaser decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

    (i)        the Securities have been registered,

    (ii)        the sale is to the Company;

    (iii)        the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations;

    (iv)        the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder if available and in accordance with any applicable state securities or “Blue Sky” laws; or

    (v)        the Securities are sold in a transaction that does not require registration under the 1933 Act or any applicable U.S. state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company;

    (b)        any of the Preferred Stock may not be exercised in the United States or by or on behalf of a U.S. Person unless registered under the 1933 Act and any applicable state securities laws unless an exemption from such registration requirements is available;

    (c)        the Purchaser has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Purchaser may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein; ‘

    (d)        upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. State laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

    (e)        the Company may make a notation on its records or instruct the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein; and

    (f)        the Purchaser, if an individual, is a resident of the state or other jurisdiction in its address on the Purchaser’s execution page of the Subscription Agreement, or if the Purchaser is not an individual, the office of the Purchaser at which the Purchaser received and accepted the offer to acquire the Securities is the address listed on the Purchaser’s execution page of the Subscription Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ________ day of __________________, 2004.

If a Corporation, Partnership or Other Entity:	If an Individual:
Print or Type Name of Entity	Signature
Signature of Authorized Signatory	Print or Type Name
Type of Entity	Social Security/Tax I.D. No.

EXHIBIT D

MULTILATERAL INSTRUMENT 45-103

ACCREDITED INVESTOR QUESTIONNAIRE

        The purpose of this Questionnaire is to assure Heartland Oil and Gas Corp. (the “Company”) that the undersigned (the “Subscriber”) will meet certain requirements for the registration and prospectus exemptions provided for under Multilateral Instrument 45-103 (“MI 45-103”), as adopted by the British Columbia Securities Commission and the Alberta Securities Commission, in respect of a proposed private placement of securities by the Company (the “Transaction”). The Company will rely on the information contained in this Questionnaire for the purposes of such determination.

        The undersigned Subscriber covenants, represents and warrants to the Company that:

    1.        the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Subscriber is able to bear the economic risk of loss arising from such Transaction;

    2.        the Subscriber satisfies one or more of the categories of “accredited investor” (as that term is defined in MI 45-103) indicated below (please check the appropriate box):

___	an individual who beneficially owns, or who together with a spouse beneficially own, financial assets (as defined in MI 45-103) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN.$1,000,000;

___	an individual whose net income before taxes exceeded CDN.$200,000 in each of the two more recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

___	an individual registered or formerly registered under the Securities Act (British Columbia), or under securities legislation in another jurisdiction of Canada, as a representative of a person or company registered under the Securities Act (British Columbia), or under securities legislation in another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

___	a Canadian financial institution as defined in National Instrument 14-101, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

___	the Business Development Bank of Canada incorporated under the Business Development Bank Act (Canada);

___	an association under the Cooperative Credit Associations Act (Canada) located in Canada;

___	a subsidiary of any company referred to in any of the foregoing categories, where the company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

___	a person or company registered under the Securities Act (British Columbia), or under securities legislation of another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

___	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

___	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in any of the foregoing categories in form and function;

___	the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;

___	a municipality, public board or commission in Canada;

___	a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency thereof;

___	a registered charity under the Income Tax Act (Canada);

___	a corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least CDN.$5,000,000 as reflected on its most recently prepared financial statements;

___	a mutual fund or non-redeemable investment fund that, in British Columbia, distributes it securities only to persons or companies that are accredited investors;

___	a mutual fund or non-redeemable investment fund that, in British Columbia, distributes its securities under a prospectus for which a receipt has been issued by the executive director of the British Columbia Securities Commission; or

___	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

        The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber’s eligibility to acquire the Shares under relevant Legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the _____ day of _______________ 2004.

If a Corporation, Partnership or Other Entity:	If an Individual:
Print or Type Name of Entity	Signature
Signature of Authorized Signatory	Print or Type Name
Type of Entity	Social Security/Tax I.D. No.

EXHIBIT E

DISCLOSURE SCHEDULE

The following is Exhibit E to the Securities Purchase Agreement (the “Agreement”) dated as of _________, 2004 between Heartland Oil and Gas Corp. (“Heartland”) and certain Purchasers. The disclosures set out in this Schedule shall qualify sections of the Agreement where it is reasonably apparent that such information qualifies the representations and warranties of Heartland under the Agreement

1. Authorized Capital Stock

Heartland’s Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.

2. Capital Stock Issued and Outstanding

As of September 8, 2004 the issued and outstanding is:

        24,431,321 shares of common stock

        995,305 shares of convertible preferred stock, convertible to shares of common stock on a one for one basis

3. Convertible Securities and Shares Reserved for Issuance

      (a) Stock Options

The following shares of common stock of Heartland are reserved for issuance pursuant to Heartland’s stock option plans:

        — 500,000 shares of common stock pursuant to the 2001 Stock Option Plan;

        – 600,000 shares of common stock pursuant to the 2002 Stock Option Plan;

        – 500,000 shares of common stock pursuant to the 2002 Additional Stock Option Plan; and

        – 2,000,000 shares of common stock pursuant to the 2004 Stock Option Plan.

The following shares of common stock of Heartland are issuable upon the exercise of outstanding stock options:

— 105,000 shares of common stock which may be issued upon the exercise of stock options pursuant to the 2001 Stock Option Plan;

— 490,000 shares of common stock which may be issued upon the exercise of stock options pursuant to the 2002 Stock Option Plan;

— 470,000 shares of common stock which may be issued upon the exercise of stock options pursuant to the 2002 Additional Stock Option Plan; and

— 780,000 shares of common stock which may be issued upon the exercise of stock options pursuant to the 2004 Stock Option Plan.

      (b) Share Purchase Warrants

The following shares of common stock of Heartland are reserved for issuance and issuable upon the exercise of outstanding share purchase warrants:

— 1,678,766 shares of common stock which may be issued upon the exercise of certain share purchase warrants issued in connection with private placements in June and August of 2003;

— 162,958 shares of common stock which may be issued upon the exercise of certain share purchase warrants issued in partial payment of placement fees;

— 1,000,000 shares of common stock which may be issued upon the exercise of certain share purchase warrants issued in connection with a private placement that closed on April 16, 2003; and

— 571,361 shares of common stock which may be issued upon the exercise of certain share purchase warrants, which were issued upon conversion of outstanding convertible debentures.

— 497,653 shares of common stock which may be issued upon the exercise of share purchase warrants, issued in connection with a private placement of convertible preferred shares that closed on January 13, 2004.

4. Outstanding Registration Rights

Heartland is obligated to register 23,274,242 shares of its common stock, which are to be the subject of a registration statement on Form SB-2 to be filed on or before November 27, 2004, in connection with the resale of the shares, which were issued in a private placement.

EXHIBIT F

, 2004

BY COURIER

C.     K. Cooper & Company, Inc.
18300 Von Karman Avenue,
Suite 440 Irvine,
California 92612

and

To Those Investors Listed On Schedule “A”

Dear /Mesdames:

      Re: Private Placement of Securities of Heartland Oil and Gas Corp.

        This opinion is furnished to those purchasers listed on Schedule “A” (the “Investors”) and C. K. Cooper & Company, Inc. as managing dealer to Heartland Oil and Gas Corp., a Nevada corporation (the “Company”), pursuant to a Managing Dealer Agreement dated September 7, 2004 (the “Agency Agreement”), by and between the Company and C. K. Cooper & Company, Inc.

        We have acted as counsel to the Company in connection with the proposed issuance and sale of up to $6,000,000 of its Series B Convertible Preferred Stock (the “Preferred Stock”) (the Preferred Stock are referred to as the “Securities”) to be offered and sold to the Investors. Capitalized terms used in this opinion, unless specifically defined in this opinion, have the meanings given them in the Agency Agreement.

Documents Reviewed

        In connection with rendering the opinions set forth herein, we examined the Company’s Articles of Incorporation and its By-Laws, each as amended to date, and the proceedings of the Company’s Board of Directors and shareholders taken in connection with issuing the Securities, and the following additional documents:

1.	The Agency Agreement;

2.	The form of Subscription Agreement (the “Subscription Agreement”) by and among the Company and each of the Investors who purchased the Securities; and

3.	Good Standing Certificate, dated September 22, 2004 (the “Good Standing Certificate”), issued by the Nevada Secretary of State.

        In expressing the opinions set forth in paragraph 1 below, we have relied exclusively upon the Good Standing Certificate issued in respect of the Company.

        In expressing the opinion set forth in paragraph 4 below with respect to the number of issued and outstanding shares of common stock in the capital of the Company, we have relied entirely on the advice of Registrar and Transfer Company in its capacity as the Company’s registrar and transfer agent.

Assumptions

        In conducting our examination, we have assumed the following: (i) that any agreement relating to the issuance of the Securities, including, without limitation, the Agency Agreement and the Subscription Agreement, has been executed by each of the parties thereto, other than the Company, in the same form as the forms which we have examined, (ii) the genuineness of all signatures, other than the Company’s, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies, and (iii) that each of the Agreements has been duly and validly authorized, executed, and delivered by the party or parties thereto other than the Company.

Opinions

        Based upon and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. To our knowledge, the Company does not, directly or indirectly, own or control or have any interest in, any corporation, partnership, limited liability company, association or other entity other than its wholly-owned subsidiary Heartland Oil and Gas Inc. To our knowledge, neither the Certificate of Incorporation nor the By-Laws of the Company are in violation of Nevada law.

2.     The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business.

3.     The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification except to the extent that failure to so qualify would not have a material adverse effect on the Company.

4.     The authorized capital of the Company consists of 100,000,000 shares of common stock with a par value of $0.001 per share, of which ______________ shares of common stock are issued and outstanding as at September _______________, 2004. To our knowledge: (i) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company, and (ii) the Company does not have any shareholder rights plans, “poison pills”, or any other anti-takeover plans or similar arrangements.

5.     When delivered to the Investors against payment of the agreed consideration therefor in accordance with the provisions of the Subscription Agreement, the Securities, as described in the Agreements, will be duly authorized and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and will not have been issued in violation of or subject to any pre-emptive right, co-sale right, registration right, right of first refusal or other similar right, except as described in the Disclosure Schedule attached hereto as Schedule “B”. A number of shares of common stock sufficient to meet the Company’s obligations to issue common stock upon full conversion of the preferred shares and full exercise of the warrants has been duly reserved.

6.     The Company has the requisite corporate power and authority to execute, deliver and perform the Agreements and to issue, sell and deliver to the Investors the Securities and the Stock to be issued upon the conversion or exercise of the Securities.

7.     The Subscription Agreement, the Agency Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, and have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, each is a valid and binding agreement of the Company, enforceable in accordance with its respective terms, except as rights to indemnification thereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally or by equitable principles. No further consent or authorization of the Company, its board of directors or directors or its shareholders is required.

8.     There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or, to our knowledge, threatened against or affecting the Company or any of its subsidiaries, or any of their respective directors or officers in their capacities as such wherein an unfavorable decision, ruling or finding would have a material adverse effect.

9.     The performance of the Agreements and the consummation of the transactions, therein contemplated, including, without limitation, the issuance of the Securities and the Common Stock to be issued upon conversion of the Preferred Stock do not (a) violate any provision of the Company’s Articles of Incorporation or By-Laws or (b) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to us to which the Company is a party or by which its properties are bound the effect of which would have a material adverse effect on the business of the Company or the consummation of the transaction contemplated by the Subscription Agreement or the Agency Agreement, or any applicable statute, rule or regulation known to us, or, to our knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or over any of their properties or operations, or (c) result in the creation of any lien, security interest or encumbrance on the assets or properties of the Company pursuant to any contract, agreement, instrument, judgment or decree binding upon the Company of which we are aware which, individually or in the aggregate, would have a material adverse effect.

10.     No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, regulatory agency, self-regulatory organization or stock exchange or market, having jurisdiction over the Company, or over any of their properties or operations, or the shareholders of the Company, or, to our knowledge, any third party, is necessary in connection with the consummation by the Company of the transactions contemplated in the Subscription Agreement or the Agency Agreement, including, without limitation, the issuance of the Securities and the Common Stock to be issued upon conversion of the Preferred Stock, except such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Securities by the Company.

11.     Assuming the representations and warranties of the Investors in the Subscription Agreement are true, the offer and sale of the Securities by the Company in accordance with the terms of the Subscription Agreement and the Agency Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”).

12.     To our knowledge, there are no legal or governmental proceedings pending or threatened against the Company.

13.     To our knowledge, the Company is not presently (a) in violation of its Articles of Incorporation or By-Laws, or (b) in breach of any applicable statute, rule or regulation known to such counsel or, to our knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations.

        In connection with our review of the Subscription Agreement and the Agency Agreement, we participated in conferences with the President and Chief Executive Officer of the Company, at which we made inquiries of such officer and discussed the contents of the Subscription Agreement and related matters, and performed such other examinations as we deemed necessary; without taking further action to verify independently the statements made in the Subscription Agreement, nothing has come to our attention that would lead us to believe that the Subscription Agreement or any amendment or supplement thereto made by the Company prior to the date hereof, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that in connection with the opinion set forth in this sentence, we express no opinion as to financial statements and related schedules and other financial or statistical data therein.

        Whenever a statement herein is qualified by “known to us,” “to our knowledge,” or similar phrase, it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with the transaction described in the first two paragraphs of this letter. However, we have not undertaken any independent inquiry to determine the accuracy of such statement, and any limited inquiry undertaken by us should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our representation of the Company.

Limitations

        We have attorneys admitted to practice in California, Florida, New York, Washington, Virginia and the District of Columbia, but not admitted to practice in the State of Nevada. However, we are generally familiar with the General Corporation Law of the State of Nevada (the “NGCL”) as presently in effect and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is limited to the current federal laws of the United States and, to the limited extent set forth above, the NGCL, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.

        This opinion is rendered as of the date set forth above solely for your benefit and the benefit of your counsel and may not be reviewed, relied upon, used, circulated, referred to or quoted to any party without our prior written consent.

        We make no undertaking to supplement this opinion if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

Yours truly,

Attachment

SCHEDULE “A”

List of Investors

Name and Address	Number of Shares